Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277000

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 9, 2024)

Comerica Incorporated

16,000,000 Depositary Shares, Each Representing a 1/40th

Interest in a Share of 6.875% Fixed-Rate Reset

Non-Cumulative Perpetual Preferred Stock, Series B

We are offering 16,000,000 depositary shares, each representing a 1/40th ownership interest in a share of 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, without par value, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) (the “Series B Preferred Stock”). The depositary shares are represented by depositary receipts. As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Series B Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

We will pay dividends on the Series B Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors. Dividends will accrue on a non-cumulative basis and will be payable quarterly in arrears on the 1st day of January, April, July and October of each year, commencing on January 1, 2026 (long first dividend period). Dividends will accrue (i) from the date of original issue to, but excluding, October 1, 2030 at a fixed rate per annum of 6.875%, and (ii) from, and including, October 1, 2030, during each reset period, at a rate per annum equal to the five-year treasury rate as of the most recent reset determination date (as described elsewhere in this prospectus supplement) plus 3.125%. Payment of dividends on the Series B Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement.

Dividends on the Series B Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series B Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date (as defined below), or be cumulative, and we will have no obligation to pay any dividend for that dividend period to the holders of Series B Preferred Stock, including the depositary, and no related distribution will be made on the depositary shares, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series B Preferred Stock for any future dividend period.

We may redeem the Series B Preferred Stock at our option:

•

in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date (as defined below) at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends; or

•

in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series B Preferred Stock will not have any voting rights, except as set forth under “Description of the Series B Preferred Stock—Voting Rights” on page S-27.

Neither the depositary shares nor the Series B Preferred Stock will be insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality. Neither the depositary shares nor the Series B Preferred Stock will be savings accounts, deposits or other obligations of any bank.

We intend to apply to list the depositary shares on the New York Stock Exchange (the “NYSE”) under the symbol “CMA PrB.” If approved for listing, we expect trading of the depositary shares on the NYSE to commence within 30 days after we issue the depositary shares.

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-12 and the risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before buying the depositary shares.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the depositary shares or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share		Total
Public offering price(1)	$25.0000		$400,000,000.00
Underwriting discount(2)	$0.3736	(3)	$5,978,000.00
Proceeds, before expenses	$24.6264	(3)	$394,022,000.00

(1)

The public offering price does not include dividends, if any, that may be declared. Dividends, if declared, will be calculated from the date of initial issuance, which is expected to be August 11, 2025.

(2)

Reflects 12,320,000 depositary shares sold to institutional investors, for which the underwriters receive an underwriting discount of $0.2500 per depositary share, and 3,680,000 depositary shares sold to retail investors, for which the underwriters receive an underwriting discount of $0.7875 per depositary share.

(3)	Rounded to four decimal places. See footnote (2).

The underwriters expect to deliver the depositary shares to purchasers in book-entry form through the facilities of The Depository Trust Company (“DTC”) and its direct participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) on or about August 11, 2025.

Joint Book-Running Managers

Morgan Stanley	BofA Securities	J.P. Morgan	RBC Capital Markets

Co-Managers

Comerica Securities	Citigroup	Keefe, Bruyette & Woods A Stifel Company

The date of this prospectus supplement is August 4, 2025

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should assume that the information in this prospectus supplement, the accompanying prospectus and any information we have incorporated herein and therein by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the depositary shares and the Series B Preferred Stock represented by the depositary shares. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” below.

All references in this prospectus supplement to “Comerica,” the “Company,” “we,” “us,” “our” or similar references mean Comerica Incorporated and its successors, but does not include our consolidated subsidiaries except where the context otherwise so requires.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document which we have incorporated by reference, then you should only consider the statement in the more recent document.

PRIIPs Regulation / Prohibition of Sales to EEA Retail Investors

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

UK PRIIPs Regulation / Prohibition of Sales to UK Retail Investors

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on the investor relations page of our website at http://www.comerica.com. Except for those SEC filings incorporated by reference in this prospectus supplement, none of the other information on our website is part of this prospectus supplement.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement. Our SEC file number is 001-10706.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (including the portions of our Proxy Statement on Schedule 14A, filed on March 17, 2025, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025; and

•	our Current Reports on Form 8-K filed on April 30, 2025, May 14, 2025, and June 10, 2025.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

Upon written or oral request, we will provide—at no cost to the requester—a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning Comerica at the following address:

Investor Relations

Comerica Incorporated

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas 75201

Telephone number: (833) 571-0486

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus.

S-iii

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In addition, Comerica may make other written and oral communications from time to time that contain such statements. All statements regarding Comerica’s expected financial position, strategies and growth prospects and general economic conditions expected to exist in the future are forward-looking statements. The words, “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this prospectus supplement, the date of the accompanying prospectus and the date of the documents incorporated by reference, as applicable, and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include:

•	changes in customer behavior may adversely impact the Company’s business, financial condition and results of operations;

•	unfavorable developments concerning credit quality could adversely affect the Company’s financial results;

•	declines in the businesses or industries of the Company’s customers could cause increased credit losses or decreased loan balances, which could adversely affect the Company;

•	governmental monetary and fiscal policies may adversely affect the financial services industry, and therefore impact the Company’s financial condition and results of operations;

•	fluctuations in interest rates and their impact on deposit pricing could impact the Company’s net interest income and balance sheet;

•	the Company must maintain adequate sources of funding and liquidity to meet regulatory expectations, support its operations and fund outstanding liabilities;

•	reduction in the Company’s credit ratings could adversely affect the Company and/or the holders of its securities;

•	the soundness of other financial institutions could adversely affect the Company;

•

security risks, including denial of service attacks, hacking, social engineering attacks targeting the Company’s colleagues, customers and partners, malware intrusion or data corruption attempts, and identity theft, could result in the disclosure of confidential information, adversely affect its business or reputation, and create significant legal and financial exposure;

•	cybersecurity and data privacy are areas of heightened legislative and regulatory focus;

•

the Company’s operational or security systems or infrastructure, or those of third parties, could fail or be breached, which could disrupt Comerica’s business and adversely impact the Company’s results of operations, liquidity and financial condition, as well as cause legal or reputational harm;

S-iv

•	the Company relies on other companies to provide certain key components of its delivery systems, and certain failures could materially adversely affect operations;

•

legal and regulatory proceedings and related financial services industry matters, including those directly involving the Company and its subsidiaries, could adversely affect the Company or the financial services industry in general;

•	the Company may incur losses due to fraud;

•	controls and procedures may fail to prevent or detect all errors or acts of fraud;

•	changes in regulation or oversight, or changes in the Company’s status with respect to existing regulations or oversight, may have a material adverse impact on the Company’s operations;

•	compliance with more stringent capital requirements may adversely affect the Company;

•	changes to tax law or regulations, or changes to administrative or judicial interpretations of tax law or regulations, could adversely affect the Company;

•	damage to the Company’s reputation could damage its businesses;

•	the Company may not be able to utilize technology to develop, market and deliver new products and services to its customers;

•	competitive product and pricing pressures within the Company’s markets may change;

•

the introduction, implementation, withdrawal, success and timing of business initiatives and strategies may be less successful or may be different than anticipated, which could adversely affect the Company’s business;

•	management’s ability to maintain and expand customer relationships may differ from expectations;

•	management’s ability to retain key officers and employees may change;

•	any future strategic acquisitions or divestitures may present certain risks to the Company’s business and operations;

•	general political, economic or industry conditions, either domestically or internationally, may be less favorable than expected;

•	inflation has impacted, and could continue to negatively impact, the Company’s business, profitability and stock price;

•	methods of reducing risk exposures might not be effective;

•	catastrophic events may adversely affect the general economy, financial and capital markets, specific industries, and the Company;

•	climate change manifesting as physical or transition risks could adversely affect the Company’s operations, businesses and customers;

•	changes in accounting standards could materially impact the Company’s financial statements;

•

the Company’s accounting policies and processes are critical to the reporting of financial condition and results of operations and require management to make estimates about matters that are uncertain;

•	the Company’s stock price can be volatile; and

•	an investment in the Company’s equity securities is not insured or guaranteed by the FDIC.

Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the SEC. In particular, please refer to “Item 1A. Risk Factors” beginning on page 16 of Comerica’s Annual Report on Form 10-K for the year ended

S-v

December 31, 2024. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

S-vi

SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference. This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference to help you understand the offering of the depositary shares. You should read this prospectus supplement and the accompanying prospectus carefully to understand fully the terms of the depositary shares and the Series B Preferred Stock represented thereby as well as the other considerations that are important to you in making a decision about whether to invest in the depositary shares. You should pay special attention to the “Risk Factors” section beginning on page S-12 of this prospectus supplement and the information set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and the other documents we incorporate by reference, before you determine whether an investment in the depositary shares is appropriate for you.

About Comerica Incorporated

Comerica is a financial services company, incorporated under the laws of the State of Delaware in 1973, and headquartered in Dallas, Texas. Based on total assets, as of June 30, 2025, it was among the 25 largest commercial United States financial holding companies. As of June 30, 2025, Comerica owned directly or indirectly all the outstanding common stock of two active banking subsidiaries (Comerica Bank, a Texas banking association, and Comerica Bank & Trust, National Association) as well as non-banking subsidiaries. At June 30, 2025, Comerica had total assets of approximately $78.0 billion, total deposits of approximately $60.0 billion, total loans of approximately $51.2 billion and shareholders’ equity of approximately $6.9 billion.

Comerica has strategically aligned its operations into three major business segments: the Commercial Bank, the Retail Bank, and Wealth Management. In addition to the three major business segments, the Finance and Other categories include items not directly associated with the business segments.

•

The Commercial Bank meets the needs of small and middle market businesses, multinational corporations and governmental entities by offering various products and services including commercial loans and lines of credit, deposits, cash management, payment solutions, card services, capital market products, international trade finance and letters of credit.

•

The Retail Bank includes a full range of personal financial services, consisting of consumer lending, consumer deposit gathering and mortgage loan origination. This business segment offers a variety of consumer products, including deposit accounts, installment loans, credit cards, home equity lines of credit and residential mortgage loans. In addition, this business segment offers products and services to small businesses who are serviced through a team of dedicated small business bankers and our branch network.

•

Wealth Management provides products and services to affluent, high-net worth and ultra-high-net-worth individuals and families, business owners and executives, and institutional clients, including comprehensive financial planning, trust and fiduciary services, investment management and advisory, brokerage, private banking, and business transition planning services.

Comerica operates in five primary geographic markets — Texas, California, Michigan, Arizona and Florida — and secondarily in several mountain, southeastern and other states, and in Canada and Mexico.

Comerica has consolidated most of its banking business into Comerica Bank, which is chartered by the State of Texas, and at the state level is supervised and regulated by the Texas Department of Banking. Comerica Bank is a member of the Federal Reserve System and supervised and regulated by the Federal Reserve Bank of Dallas, and has branches in Texas, Michigan, California, Florida and Arizona. Comerica Bank & Trust, National Association is chartered under federal law and is subject to supervision and regulation by the Office of the Comptroller of the Currency. Comerica Bank & Trust, National Association is also a member of the Federal Reserve System. The deposits of Comerica Bank and Comerica Bank & Trust, National Association are insured by the Deposit Insurance Fund of the FDIC to the extent provided by law. Comerica is a bank holding company under the Bank Holding Company Act of 1956, as amended, and has elected to become a financial holding company under the provisions of the Gramm-Leach-Bliley Act. Accordingly, Comerica is subject to supervision and regulation at the federal level by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

Comerica’s principal executive office is located at Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201, and its telephone number is (833) 571-0486.

THE OFFERING

The following description contains basic information about the depositary shares, the Series B Preferred Stock represented thereby and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. For a more complete understanding of the depositary shares and the Series B Preferred Stock represented thereby, you should read “Description of the Series B Preferred Stock” and “Description of Depositary Shares” in this prospectus supplement as well as “Description of Capital Stock—Preferred Stock” and “Description of Depositary Shares” in the accompanying prospectus. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.

Issuer	Comerica Incorporated, a Delaware corporation.

Securities Offered	16,000,000 depositary shares, each representing a 1/40th ownership interest in a share of 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, without par value, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), of Comerica. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series B Preferred Stock represented by such depositary share, to all the rights and preferences of the Series B Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We may in the future from time to time, without notice to or consent of the holders of Series B Preferred Stock or the holders of the depositary shares, issue additional shares of the Series B Preferred Stock and related depositary shares; provided, that any such additional shares of Series B Preferred Stock and related depositary shares may only be issued on a dividend payment date, will accrue dividends from the date they are issued, are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and are otherwise treated as fungible with the Series B Preferred Stock offered hereby for U.S. federal income tax purposes. The additional shares of Series B Preferred Stock would form a single series with the Series B Preferred Stock offered hereby. In the event we issue additional shares of Series B Preferred Stock, we will issue a corresponding number of additional depositary shares.

Dividends

We will pay dividends on the Series B Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors. Dividends will be payable quarterly in arrears on the 1st day of January, April, July and October of each year, commencing on January 1, 2026 (long first dividend period). Dividends will accrue on the liquidation preference amount of $1,000 per share of the Series B Preferred Stock (equivalent to $25 per depositary share) (i) from the date of original issue to, but excluding, October 1, 2030 (the “First Reset Date”) at a fixed rate per annum of 6.875%, and (ii) from, and including, the First Reset Date, during each reset period, at a rate per annum equal to the five-year treasury rate as of the most recent reset determination date (as described below) plus 3.125%. Any dividends paid on the Series B Preferred Stock will be distributed to holders of depositary shares in the manner described under “Description of Depositary Shares—Dividends and Other Distributions” in this prospectus supplement.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

Dividends on the Series B Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series B Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period to the holders of Series B Preferred Stock, including the holders of the depositary shares, and no related distribution will be made on the depositary shares, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series B Preferred Stock for any future dividend period.

Additionally, dividends on the Series B Preferred Stock will be subject to the satisfaction of the conditions set forth in the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) applicable to dividends on the Series B Preferred Stock, if any.

Dividend Stopper	During each dividend period, while the Series B Preferred Stock is outstanding, unless the full dividends for the immediately preceding dividend period on all outstanding shares of Series B Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:

•

no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment, on any junior stock (as defined in “Description of the Series B Preferred Stock—Ranking”), other than:

•	a dividend payable solely in junior stock; or

•	any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan; and

•

no shares of junior stock will be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us) other than:

•	as a result of a reclassification of junior stock for or into other junior stock;

•	the exchange or conversion of one share of junior stock for or into another share of junior stock;

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

•

purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

•

purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan; or

•	the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; and

•

no shares of parity stock (as defined in “Description of the Series B Preferred Stock—Ranking”) will be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such parity stock, unless such parity stock is repurchased, redeemed or acquired for consideration by us in connection with any of the following:

•	as a result of a reclassification of parity stock for or into other parity stock or junior stock;

•	the exchange or conversion of one share of parity stock for or into another share of parity stock or junior stock; or

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock or junior stock.

When dividends are not paid in full on the shares of Series B Preferred Stock and any parity stock, all dividends declared on shares of Series B Preferred Stock and any such parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series B Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

We generally will be able to pay dividends and distributions on liquidation, dissolution or winding up only out of assets legally available for such payment (after satisfaction of all claims for indebtedness and other non-equity claims).

Dividend Payment Dates	Dividends on the Series B Preferred Stock will be payable when, as, and if declared by our board of directors or a duly authorized committee of our board of directors, quarterly on the 1st day of January, April, July and October of each year, commencing on January 1, 2026 (long first dividend period) (each, a “dividend payment date”).

If any date on which dividends would otherwise be payable is not a business day (as defined in “Description of the Series B Preferred Stock—Dividends”), then such date will nevertheless be a dividend payment date, but dividends on the Series B Preferred Stock, when, as and if declared, will be paid on the next succeeding business day without any adjustment in the amount of the dividend per share of Series B Preferred Stock.

No Maturity	The Series B Preferred Stock will not have any maturity date, and we will not be required to redeem or repurchase the Series B Preferred Stock. Accordingly, shares of the Series B Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem or repurchase them.

Redemption	We may redeem the Series B Preferred Stock at our option:

•

in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends; or

•

in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined in “Description of the Series B Preferred Stock”), at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Any redemption of the Series B Preferred Stock will be subject to our receipt of required prior approval by the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency), if any, and to the satisfaction of the conditions set forth in the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) applicable to redemption of the Series B Preferred Stock, if any.

Our redemption of the Series B Preferred Stock will cause the redemption of the corresponding depositary shares. Neither the holders of the Series B Preferred Stock nor holders of depositary shares will have the right to require redemption or repurchase of the Series B Preferred Stock.

In the event the applicable reset date that is the redemption date is not a business day, the redemption price will be paid on the next business day without any adjustment to the amount of the redemption price paid.

Liquidation Rights	In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, the holders of the Series B Preferred Stock are entitled to receive a liquidation distribution of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of stock ranking junior to the Series B Preferred Stock as to that distribution. The holders of the Series B Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation distribution.

In any such distribution, if our assets are not sufficient to pay the liquidation distribution described above in full to the holders of the Series B Preferred Stock and all holders of any class or series of stock ranking on parity with the Series B Preferred Stock as to such distribution, the amounts paid to the holders of Series B Preferred Stock and all holders of such parity stock will be paid pro rata in accordance with the respective aggregate liquidation distribution owed to those holders. If the liquidation distribution described above has been paid in full to the holders of Series B Preferred Stock and the holders of such parity stock, the holders of any other class or series of stock ranking junior to the Series B Preferred Stock as to such distribution will be entitled to receive all our remaining assets according to their respective rights and preferences.

Voting Rights	None, except with respect to authorizing or increasing the authorized amount of senior stock (as defined in “Description of the Series B Preferred Stock—Voting Rights”), certain changes in the terms of the Series B Preferred Stock, in the case of certain dividend non-payments, and as required by law. See “Description of the Series B Preferred Stock—Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of Depositary Shares —Voting the Series B Preferred Stock” below.

Ranking	Shares of the Series B Preferred Stock will rank:

•	senior to our junior stock;

•	equally with any series of parity stock we may issue in the future;

•	junior to any series of stock we may issue in the future that ranks senior to the Series B Preferred Stock in the payment of dividends; and

•	with respect to distributions of assets upon any liquidation, dissolution or winding up of Comerica, junior to all existing and future indebtedness and other non-equity claims.

Preemptive and Conversion Rights	None.

Listing	We intend to apply for listing of the depositary shares on the NYSE under the symbol “CMA PrB.” If approved for listing, we expect trading of the depositary shares on the NYSE to commence within 30 days after we issue the depositary shares.

Tax Consequences	For discussion of the U.S. federal income tax consequences relating to the depositary shares and the Series B Preferred Stock represented thereby, see “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Use of Proceeds	The net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, are expected to be approximately $392.2 million. We intend to use the net proceeds from the sale of the depositary shares for general corporate purposes. See “Use of Proceeds.”

Risk Factors	Please refer to “Risk Factors” and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.

Conflicts of Interest	Comerica Securities, Inc., one of the underwriters in this offering, is our affiliate. The distribution arrangements for this offering comply with the requirements of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121, regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, no FINRA member firm that has a conflict of interest under Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer.

Registrar	Computershare Trust Company, N.A.

Depositary	Computershare Inc. and Computershare Trust Company, N.A., acting jointly.

Calculation Agent	Unless we have validly called all shares of the Series B Preferred Stock for redemption on the First Reset Date, we will appoint a calculation agent for the Series B Preferred Stock prior to the reset determination date related to the First Reset Date. We may appoint ourselves or an affiliate of ours as calculation agent.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER INFORMATION

The following table presents summary consolidated financial and other information as of and for the periods presented. The summary financial information as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, are derived from our audited consolidated financial statements and related notes, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary financial information for prior years is derived from our audited consolidated financial statements which are not incorporated by reference into this prospectus supplement and accompanying prospectus. The summary financial information as of June 30, 2025, and for the six-month periods ended June 30, 2025 and 2024, are derived from our unaudited consolidated financial statements and related notes, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Such unaudited financial statements have been prepared on the same basis as our annual consolidated financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the data in all material respects. The results for any interim period are not necessarily indicative of the results of operations to be expected for a full fiscal year.

	As of or for the six months ended June 30,		As of or for the year ended December 31,
	2025	2024	2024	2023	2022
	(in millions)
Income statement data:
Net interest income	$1,150	$1,081	$2,190	$2,514	$2,466
Provision for credit losses	64	14	49	89	60
Noninterest income	528	527	1,054	1,078	1,068
Noninterest expenses	1,145	1,158	2,307	2,359	1,998
Income before income taxes	469	436	888	1,144	1,476
Provision (benefit) for income taxes	98	92	190	263	325
Net income	371	344	698	881	1,151
Income allocated to participating securities	2	2	4	4	6
Preferred stock dividends	17	11	23	23	23

Net income attributable to common shares	$352	$331	$671	$854	$1,122

Balance sheet data:
Total assets	$77,988	$79,597	$79,297	$85,834	$85,406
Total investment securities	14,874	15,656	15,045	16,869	19,012
Total loans	51,179	51,850	50,539	52,113	53,402
Total earning assets	70,436	71,995	71,913	77,440	77,095
Total deposits	60,003	62,459	63,811	66,762	71,397
Total medium- and long-term debt	5,762	7,112	6,673	6,206	3,024
Total shareholders’ equity	6,860	6,161	6,543	6,406	5,181
Average Balances:
Total assets	$77,550	$81,412	80,568	$87,194	87,272
Total investment securities	14,898	16,039	15,837	17,442	19,015
Total loans	50,441	51,221	50,979	53,903	50,460
Total earning assets	70,360	73,818	73,199	79,214	79,025
Total interest bearing deposits	38,278	38,300	38,819	35,136	33,463
Total medium- and long-term debt	6,112	6,992	6,882	5,847	2,818
Total shareholders’ equity	6,850	5,962	6,405	5,595	6,451

	As of or for the six months ended June 30,		As of or for the year ended December 31,
	2025	2024	2024	2023	2022
	(dollars in millions)
Credit Quality:
Total allowance for credit losses	$735	$717	$725	$728	$661
Total nonperforming loans	248	226	308	178	244
Foreclosed property	1	—	—	—	—
Total nonperforming assets	249	226	308	178	244
Net credit-related charge-offs	54	25	52	22	17
Nonperforming assets as a percentage of total loans and foreclosed property	0.49%	0.44%	0.61%	0.34%	0.46%
Net credit-related charge-offs as a percentage of average total loans	0.21%	0.10%	0.10%	0.04%	0.03%
Allowance for credit losses as a percentage of total period-end loans	1.44%	1.38%	1.44%	1.40%	1.24%
Allowance for credit losses as a multiple of total nonperforming loans	3.0x	3.2x	2.4x	4.1x	2.7x
Ratios:
Net interest margin (as a percentage of average earning assets)	3.17%	2.83%	2.88%	3.06%	3.02%
Return on average assets	0.96%	0.85%	0.87%	1.01%	1.32%
Return on average common shareholders’ equity	10.99%	12.00%	11.23%	16.50%	18.63%
Dividend payout ratio	52.79%	57.03%	56.13%	43.89%	31.78%
Average shareholders’ equity as a percentage of average assets	8.83%	7.32%	7.95%	6.42%	7.39%
Tier 1 common capital as a percentage of risk-weighted assets	11.94%*	11.55%*	11.89%	11.09%	10.00%
Tier 1 capital as a percentage of risk-weighted assets	11.94%*	12.08%*	12.43%	11.60%	10.50%

*	June 30, 2025 ratios are estimated.

RISK FACTORS

Investing in the depositary shares involves risks, including the risks described below that are specific to the depositary shares and those that could affect us and our business. You should not purchase depositary shares unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any depositary shares, you should carefully consider the following discussion of risks and the other information in this prospectus supplement and the accompanying prospectus, and carefully read the risks described in the documents we incorporate by reference in this prospectus supplement, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024.

Risks Related to the Series B Preferred Stock and Depositary Shares

You are making an investment decision with regard to the depositary shares as well as the Series B Preferred Stock.

As described in this prospectus supplement, we are issuing fractional interests in shares of Series B Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely on the payments it receives on the Series B Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities before making an investment decision.

The Series B Preferred Stock and the depositary shares representing the Series B Preferred Stock are equity and are subordinate to our existing and future indebtedness.

The shares of Series B Preferred Stock and the depositary shares representing the Series B Preferred Stock will be equity interests in Comerica and will not constitute indebtedness. This means that the Series B Preferred Stock, and the depositary shares representing the Series B Preferred Stock, will rank junior to all indebtedness and other non-equity claims on Comerica with respect to assets available to satisfy claims on Comerica, including claims in the event of a liquidation of Comerica.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of the Series B Preferred Stock, (i) dividends will be payable only if declared by our board of directors or a duly authorized committee of our board of directors, (ii) dividends will not accumulate if they are not declared and (iii) as a Delaware corporation, we are and will be subject to restrictions on payments of dividends and redemption price out of funds legally available under Delaware law. In addition, the Series B Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Also, as a financial holding company, Comerica’s ability to declare and pay dividends is dependent on certain federal regulatory considerations discussed below.

As of June 30, 2025, our total medium- and long-term debt was approximately $5.8 billion. We may incur additional debt in the future. Our debt may restrict the payment of dividends on the Series B Preferred Stock. The Series B Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to in this prospectus supplement under “Description of the Series B Preferred Stock—Voting Rights.”

Dividends on the Series B Preferred Stock are discretionary and non-cumulative. If we do not declare dividends on the Series B Preferred Stock, holders of depositary shares will not be entitled to receive related distributions on their depositary shares.

Dividends on the Series B Preferred Stock will be discretionary and will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series B Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period to the holders of Series B Preferred Stock, including the holders of the depositary shares, and no related distribution will be made on the depositary shares, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series B Preferred Stock for any future dividend period.

Additionally, dividends on the Series B Preferred Stock will be subject to the satisfaction of conditions set forth in the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) applicable to dividends on the Series B Preferred Stock, if any. Under the Federal Reserve’s capital rules, dividends on the Series B Preferred Stock may only be paid out of our net income, retained earnings or surplus related to other additional Tier 1 capital instruments.

Additionally, when dividends are not paid in full on the shares of Series B Preferred Stock and any parity stock, all dividends declared on shares of Series B Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series B Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Series B Preferred Stock and consequently on the depositary shares representing the Series B Preferred Stock.

Our ability to pay dividends on the Series B Preferred Stock, and therefore your ability to receive distributions on the depositary shares, depends upon the results of operations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries. As a result, our ability to make dividend payments on the Series B Preferred Stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Regulatory and other legal restrictions may limit our ability to transfer funds from our subsidiaries to Comerica. Certain, but not all, of these requirements applicable to our bank subsidiaries are discussed below. No assurances can be given that Comerica’s bank subsidiaries will, in any circumstances, pay dividends to Comerica.

Comerica Bank and Comerica Bank & Trust, National Association are required by federal law to obtain the prior approval of the Federal Reserve and/or the Office of the Comptroller of the Currency, as the case may be, for the declaration and payment of dividends, if the total of all dividends declared by the board of directors of such bank in any calendar year will exceed the total of (i) such bank’s net income (as defined and interpreted by regulation) for that year plus (ii) the retained net income (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus or to fund the retirement of preferred stock.

Comerica’s bank subsidiaries must maintain a common equity tier 1 capital conservation buffer of greater than 2.5% to avoid becoming subject to restrictions on capital distributions, including dividends.

Furthermore, federal regulatory agencies can prohibit a bank from paying dividends under circumstances in which such payment could be deemed an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act’s “prompt corrective action” regime, which applies to each of Comerica Bank and Comerica Bank & Trust, National Association, a bank is specifically prohibited from paying dividends to its parent company if payment would result in the bank becoming “undercapitalized”. In addition, Comerica Bank is subject to limitations under Texas state law regarding the amount of earnings that may be paid out as dividends to Comerica, and requires prior approval for payments of dividends that exceed certain levels.

In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the Series B Preferred Stock will be effectively subordinated to all existing and future liabilities of our subsidiaries.

Additional issuances of preferred stock or securities convertible into preferred stock may dilute the ownership of existing holders of the Series B Preferred Stock.

We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of our stockholders, including issuing additional shares of Series B Preferred Stock and related depositary shares. Our board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued. Though the approval of holders of the depositary shares representing interests in the Series B Preferred Stock will be needed to authorize, create, or increase the authorized amount of, any equity security ranking senior to the Series B Preferred Stock, if we issue preferred stock in the future that has preference over the Series B Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Series B Preferred Stock and therefore the related depositary shares, the rights of holders of the depositary shares representing interests in the Series B Preferred Stock or the market price of the depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of these other offerings, as well as other sales of a large block of depositary shares or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series B Preferred Stock or depositary shares are not entitled to preemptive rights or other protections against dilution.

Investors should not expect us to redeem the Series B Preferred Stock on the first date it becomes redeemable or thereafter.

The Series B Preferred Stock is a perpetual equity security. This means that the Series B Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of the holders. The Series B Preferred Stock may be redeemed by us at our option either, (i) in whole or in part, on any dividend payment date on or after the First Reset Date, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event. Any decision we may make at any time to propose a redemption of the Series B Preferred Stock will depend upon, among other things, our evaluation of our capital position, considered in light of our risk exposures, the composition of our shareholders’ equity, our earnings and growth strategy and general market conditions at that time.

We have the right, upon the occurrence of certain events, to redeem the Series B Preferred Stock prior to the First Reset Date.

Although the terms of the Series B Preferred Stock have been established to satisfy the criteria for “additional Tier 1 capital” instruments consistent with Basel III as set forth in the joint final rulemaking issued in July 2013 by the Federal Reserve, the FDIC and the Office of the Comptroller of the Currency, it is possible that the Series B Preferred Stock may not satisfy the criteria set forth in future rulemaking or interpretations. As a result, a “regulatory capital treatment event” could occur whereby we would have the right, subject to any required prior approval of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency), to redeem the Series B Preferred Stock in accordance with its terms prior to the First Reset Date, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid cash dividends, without accumulation of any undeclared cash dividends.

Our right to redeem the Series B Preferred Stock is subject to certain limitations, including any required prior approval of the Federal Reserve.

Any redemption of the Series B Preferred Stock will be subject to our receipt of required prior approval by the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency), if any, and to the satisfaction of conditions set forth in the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) applicable to redemption of the Series B Preferred Stock, if any. Under the Federal Reserve’s current risk- based capital rules applicable to bank holding companies, any redemption of the Series B Preferred Stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Series B Preferred Stock that we may propose. There also can be no assurance that, if we propose to redeem the Series B Preferred Stock without replacing such Series B Preferred Stock with common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve will authorize the redemption. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Series B Preferred Stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

The dividend rate will reset on the First Reset Date and each subsequent reset date, and any dividends declared may be less than the initial fixed annual rate of 6.875% in effect until the First Reset Date.

The annual dividend rate on the Series B Preferred Stock for each reset period will equal the five-year treasury rate as of the most recent reset determination date plus 3.125% per annum. Therefore, the dividend rate and any dividends declared after the First Reset Date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect five-year treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact five-year treasury rates.

The historical five-year treasury rates are not an indication of future five-year treasury rates.

In the past, U.S. treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. treasury rates is not an indication that U.S. treasury rates are more or less likely to increase or decrease at any time during the dividend reset period, and you should not take historical U.S. treasury rates as an indication of future rates.

Further, if we, in our sole discretion, determine on or prior to the relevant reset determination date that the five-year treasury rate cannot be determined in the manner then applicable for such rate, we may, in our sole discretion, designate a designee to determine whether there is an industry-accepted successor rate to the then-applicable base rate and, if applicable, to determine and make certain adjustments as further described under “Description of the Series B Preferred Stock—Dividends.” These determinations will be binding on the holders of the Series B Preferred Stock and will not be subject to any vote or consent of the holders of the Series B Preferred Stock.

Holders of the depositary shares representing interests in the Series B Preferred Stock may be unable to use the dividends received deduction.

Dividends paid to corporate U.S. holders of the depositary shares representing interests in the Series B Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the dividends on the Series B Preferred Stock to qualify as dividends for federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.” If any dividends on the Series B Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the depositary shares may decline.

The holders of the Series B Preferred Stock, and therefore the holders of the depositary shares representing the Series B Preferred Stock, will have limited voting rights.

The holders of the Series B Preferred Stock, and therefore holders of the depositary shares, have no voting rights with respect to matters that generally require the approval of voting stockholders. The holders of the Series

B Preferred Stock will have limited voting rights in the event of non-payments of dividends under certain circumstances and with respect to certain fundamental changes in the terms of the Series B Preferred Stock, certain other matters and as required by law, as described under “Description of the Series B Preferred Stock—Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights in respect of the Series B Preferred Stock. Although each depositary share is entitled to 1/40th of a vote, the depositary can only vote whole shares of Series B Preferred Stock. To the extent possible, the depositary will vote the amount of the Series B Preferred Stock represented by depositary shares in accordance with the instructions it receives, provided that the depositary receives such instructions sufficiently in advance of such voting to enable it to so vote or cause such Series B Preferred Stock to be voted. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series B Preferred Stock, it will not vote (but, at its discretion, may appear at any meeting with respect to the Series B Preferred Stock unless directed to the contrary by the holders of all of the depositary shares) to the extent of the Series B Preferred Stock represented by the depositary shares.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares representing interests in the Series B Preferred Stock.

Several factors, many of which are beyond our control, could influence the market prices of the depositary shares representing the Series B Preferred Stock, including, but not limited to:

•	whether we declare or fail to declare dividends on the Series B Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the Series B Preferred Stock or the depositary shares;

•	prevailing interest rates;

•	the market for similar securities; and

•	economic, corporate, securities market, geopolitical or regulatory events that affect us or the financial markets generally.

Accordingly, the depositary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to the price the investor paid for such depositary shares.

An active trading market for the Series B Preferred Stock and the related depositary shares does not exist and may not develop.

The Series B Preferred Stock and the related depositary shares are new issues of securities with no established trading market. Although we intend to apply to have the depositary shares listed on the NYSE, there is no guarantee that we will be able to list the depositary shares. Even if the depositary shares are listed, there is no guarantee that a trading market for the depositary shares will develop or, if a trading market for the depositary shares does develop, the depth or liquidity of that market or the ability of the holders to sell their depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series B Preferred Stock except as represented by the depositary shares. Because the Series B Preferred Stock does not have a stated maturity date, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market.

Our future offerings of Series B Preferred Stock may adversely affect the value of the depositary shares representing the Series B Preferred Stock.

We may issue additional shares of Series B Preferred Stock and/or other classes or series of preferred stock. The issuance of additional shares of preferred stock on parity with or senior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up could reduce the amounts we may have available for distribution to holders of the depositary shares representing the Series B Preferred Stock. None of the provisions relating to the Series B Preferred Stock or the depositary shares representing the Series B Preferred Stock contain any provisions affording holders of the depositary shares representing the Series B Preferred Stock protection in the event of a highly leveraged or other transaction, including the merger or sale, lease or conveyance of all or substantially all of our assets or businesses, that might adversely affect the value of the depositary shares representing the Series B Preferred Stock.

Our credit ratings may not reflect all risks of an investment in the depositary shares representing the Series B Preferred Stock or Series B Preferred Stock.

The credit ratings assigned to the depositary shares representing the Series B Preferred Stock or Series B Preferred Stock may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the depositary shares representing the Series B Preferred Stock or Series B Preferred Stock. In addition, real or anticipated changes in our credit ratings generally will affect any trading market for, or trading value of, the depositary shares or Series B Preferred Stock. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the depositary shares and the suitability of investing in the depositary shares in light of your particular circumstances.

A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series B Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Series B Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the depositary shares and the Series B Preferred Stock, based on their overall view of our industry. A future downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the depositary shares, the Series B Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

Our trading activities may create conflicts of interest with you.

We or one or more of our broker-dealer affiliates, including Comerica Securities, Inc., may engage in trading activities that are not for your account or on your behalf. These trading activities may present a conflict of interest between the interest of holders of the depositary shares and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities could influence secondary trading (if any) in the depositary shares, or otherwise could be adverse to the interests of a beneficial owner of the depositary shares.

Neither the Series B Preferred Stock nor the depositary shares are insured or guaranteed by the FDIC.

Neither the Series B Preferred Stock nor the depositary shares are savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and they are not insured by the FDIC or any other governmental agency or instrumentality.

USE OF PROCEEDS

The net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, are expected to be approximately $392.2 million.

We intend to use the net proceeds from the sale of the depositary shares for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2025, on an actual basis and as adjusted to give effect to the issuance of the Series B Preferred Stock to be represented by the depositary shares offered hereby, after deducting the underwriting discount and estimated offering expenses payable by us. The table should be read in conjunction with the consolidated financial statements incorporated herein by reference.

	As of June 30, 2025
	Actual	As adjusted
	(in millions) (unaudited)
Medium- and long-term debt
Total medium- and long-term debt	$5,762	$5,762
Shareholders’ Equity
Common stock, $5 par value	1,141	1,141
Series B Preferred Stock, no par value (no shares issued (actual) and 400,000 issued (as adjusted))	—	392
Capital surplus	2,199	2,199
Accumulated other comprehensive loss	(2,499)	(2,499)
Retained earnings	12,185	12,185
Less cost of common stock in treasury	(6,166)	(6,166)

Total shareholders’ equity	6,860	7,252

Total capitalization	$12,622	$13,014

DESCRIPTION OF THE SERIES B PREFERRED STOCK

The depositary will be the sole holder of the Series B Preferred Stock, as described under “Description of Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series B Preferred Stock will mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series B Preferred Stock, as described under “Description of Depositary Shares.”

The following is a brief description of the material terms of the Series B Preferred Stock. The following summary of the terms and provisions of the Series B Preferred Stock does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), including the certificate of designations creating the Series B Preferred Stock, which will be filed as an exhibit to a Current Report on Form 8-K, and the applicable provisions of the Delaware General Corporation Law.

General

Under our Certificate of Incorporation, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock in one or more series. Our board of directors is expressly authorized to provide for the issuance from time to time of shares of preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as the board of directors (or a duly authorized committee thereof) may determine.

The Series B Preferred Stock will be a single series of our authorized preferred stock. Prior to the issuance of the Series B Preferred Stock, we will file the certificate of designations with respect to the Series B Preferred Stock with the Secretary of State of the State of Delaware. When issued, the Series B Preferred Stock will be fully paid and non-assessable. As of the date of this prospectus supplement, we have no outstanding shares of preferred stock.

The Series B Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Comerica. The Series B Preferred Stock will not have any maturity date and will not be subject to any sinking fund or other obligation of us to redeem or repurchase the Series B Preferred Stock.

Shares of Series B Preferred Stock that are redeemed, purchased or otherwise acquired by us will be cancelled and will revert to authorized but unissued shares of preferred stock undesignated as to series.

The Series B Preferred Stock represents non-withdrawable capital, will not be an account of an insurable type, and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

Additional Shares of Series B Preferred Stock and Additional Depositary Shares

We may in the future from time to time, without notice to or consent of the holders of Series B Preferred Stock or the holders of the depositary shares, issue additional shares of the Series B Preferred Stock and related depositary shares; provided, that any such additional shares of Series B Preferred Stock and related depositary shares may only be issued on a dividend payment date, will accrue dividends from the date they are issued, are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Code and are otherwise treated as fungible with the Series B Preferred Stock offered hereby for U.S. federal income tax purposes. The additional shares of Series B Preferred Stock would form a single series with the Series B Preferred Stock offered hereby. In the event we issue additional shares of Series B Preferred Stock, we will issue a corresponding number of additional depositary shares.

Ranking

With respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding up of Comerica, shares of the Series B Preferred Stock will rank:

•	senior to our junior stock;

•	equally with any series of parity stock we may issue in the future;

•	junior to any series of stock we may issue in the future that ranks senior to the Series B Preferred Stock in the payment of dividends; and

•	with respect to distributions of assets upon any liquidation, dissolution or winding up of Comerica, junior to all existing and future indebtedness and other non-equity claims.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of stock of Comerica hereafter authorized over which the Series B Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Comerica.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of Comerica that ranks on parity with the Series B Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Comerica. As of the date of this prospectus supplement, there is no existing parity stock.

Dividends

Dividends on the Series B Preferred Stock will not be cumulative and will not be mandatory. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series B Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period to the holders of Series B Preferred Stock, including the holders of the depositary shares, and no related distribution will be made on the depositary shares, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series B Preferred Stock for any future dividend period.

The holders of Series B Preferred Stock will be entitled to receive, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends based on the liquidation preference of the Series B Preferred Stock at a rate equal to:

•	from the date of original issue to, but excluding, the First Reset Date, a fixed rate per annum of 6.875%; and

•

from, and including, the First Reset Date, during each reset period, a rate per annum equal to the five-year treasury rate as of the most recent reset determination date (as described below) plus 3.125%.

If declared by our board of directors or a duly authorized committee of our board of directors, we will pay dividends on the Series B Preferred Stock, in arrears, quarterly on the 1st day of January, April, July and October of each year, commencing on January 1, 2026 (long first dividend period), each such date, referred to as a “dividend payment date”.

If any date on which dividends would otherwise be payable is not a business day, then such date will nevertheless be a dividend payment date, but dividends on the Series B Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of Series B Preferred Stock). A “business day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in Dallas, Texas or New York, New York are authorized or obligated by law or executive order to close.

Dividends will be payable to holders of record of Series B Preferred Stock as they appear on our stock register at 5:00 p.m., New York City time, on the applicable record date, which will be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 30 days before the applicable dividend payment date, as will be fixed by our board of directors or a duly authorized committee of our board of directors. See “Description of Depositary Shares—Dividends and Other Distributions.”

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

A “dividend period” is the period, from and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series B Preferred Stock and will end on and exclude the January 1, 2026 dividend payment date.

Dividends payable on the Series B Preferred Stock for any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

For any reset period commencing on or after the First Reset Date, the five-year treasury rate with respect to any reset determination date will be:

•

The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities—Nominal” (or any successor caption or heading) in the most recently published statistical release designated H.15 Daily Update (the “H.15”) or any successor publication which is published by the Federal Reserve as of 5:00 p.m. (Eastern Time), as determined by the calculation agent in its sole discretion.

•

If there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity (nominal/non-inflation-indexed), for five-year maturities, then the rate will be determined by the calculation agent in its sole discretion by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset determination date, and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset determination date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) in the H.15 as of 5:00 p.m. (Eastern Time).

Notwithstanding the foregoing, if Comerica, in its sole discretion, determines on or prior to the relevant reset determination date that the five-year treasury rate cannot be determined in the manner then applicable for such rate (which, as of the date of original issuance of the Series B Preferred Stock, is pursuant to the methods described in the bulleted clauses above), Comerica may, in its sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the depositary shares or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then-applicable base rate (which, as of the date of original issuance of the Series B Preferred Stock, is the initial base rate). If the Designee determines that there is such an industry-accepted successor rate, then the “five-year treasury rate” shall be such successor rate and, in that case, the Designee may then determine and adjust the business day convention, the definition of business day and the reset determination date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable base rate in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate. If Comerica, in its sole discretion, does not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the five-year treasury rate will be the same rate determined for the prior reset determination date or, if this sentence is applicable with respect to the first reset determination date, a rate equal to the initial fixed rate.

We generally will be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of assets legally available for such payment (after satisfaction of all claims for indebtedness and other non-equity claims). See “Description of Depositary Shares—Dividends and Other Distributions” for information about dividends on the depositary shares representing the Series B Preferred Stock.

Additionally, dividends on the Series B Preferred Stock will be subject to the satisfaction of conditions set forth in the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) applicable to dividends on the Series B Preferred Stock, if any.

Dividend Stopper

During each dividend period while the Series B Preferred Stock is outstanding, unless the full dividends for the immediately preceding dividend period on all outstanding shares of Series B Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:

•	no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock, other than:

•	a dividend payable solely in the junior stock; or

•	any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan; and

•

no shares of junior stock will be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us) other than:

•	as a result of a reclassification of junior stock for or into other junior stock;

•	the exchange or conversion of one share of junior stock for or into another share of junior stock;

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

•

purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

•

purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan; or

•	the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; and

•

no shares of parity stock will be repurchased, redeemed or otherwise acquired for consideration by Comerica otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such parity stock, unless such parity stock is repurchased, redeemed or acquired for consideration by Comerica in connection with any of the following:

•	as a result of a reclassification of parity stock for or into other parity stock or junior stock;

•	the exchange or conversion of one share of parity stock for or into another share of parity stock or junior stock; or

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock or junior stock.

When dividends are not paid in full on the shares of Series B Preferred Stock and any parity stock, all dividends declared on shares of Series B Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series B Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

Subject to the restrictions described above, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of our board of directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series B Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series B Preferred Stock will not be entitled to participate in any such dividend.

Redemption

The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Neither the holders of Series B Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series B Preferred Stock.

Optional Redemption

We may redeem the Series B Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. In the event the applicable redemption date is not a business day, the redemption price will be paid on the next business day without any adjustment to the amount of the redemption price paid.

Redemption Following a Regulatory Capital Treatment Event

We may redeem shares of the Series B Preferred Stock at any time within 90 days following a regulatory capital treatment event (defined below), in whole but not part, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

A “regulatory capital treatment event” means the good faith determination by Comerica that, as a result of:

•

any amendment to, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series B Preferred Stock;

•	any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series B Preferred Stock; or

•

any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series B Preferred Stock, there is more than an insubstantial risk that Comerica will not be entitled to treat the full liquidation preference of the shares of Series B Preferred Stock then outstanding as “additional Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency), as then in effect and applicable, for as long as any share of Series B Preferred Stock is outstanding.

Redemption Procedures

If shares of the Series B Preferred Stock are to be redeemed pursuant to the terms described above under “—Optional Redemption” or “—Redemption Following a Regulatory Capital Treatment Event,” the notice of redemption will be given by first-class mail to the holders of record of the Series B Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if DTC is the sole holder of record, notice may be given in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of shares of the Series B Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Series B Preferred Stock to be redeemed from the holder;

•	the redemption price;

•	the place or places where the certificates evidencing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; and

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of Series B Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. See “Description of Depositary Shares—Redemption of Depositary Shares” for information about redemption of the depositary shares representing the Series B Preferred Stock.

In case of any redemption of only part of the shares of the Series B Preferred Stock at the time outstanding, the shares to be redeemed will be selected either pro rata or by lot or in such other manner as our board of directors (or a duly authorized committee of the board) may determine to be fair and equitable. Subject to the provisions hereof, our board of directors will have full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Stock will be redeemed from time to time.

The redemption price for any shares of Series B Preferred Stock will be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to Comerica or its agent, if the shares of Series B Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.

Any redemption of the Series B Preferred Stock will be subject to our receipt of required prior approval by the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency), if any, and to the satisfaction of conditions set forth in the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) applicable to redemption of the Series B Preferred Stock, if any.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series B Preferred Stock are entitled to receive a liquidation distribution of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of stock ranking junior to the Series B Preferred Stock as to that distribution. The holders of the Series B Preferred Stock will not be entitled to any other amounts from us after it has received its full liquidation distribution.

In any such distribution, if the assets of Comerica are not sufficient to pay the liquidation distribution described above in full to the holders of the Series B Preferred Stock and all holders of any class or series of stock ranking on parity with the Series B Preferred Stock as to such distribution, the amounts paid to the holders of Series B Preferred Stock and all holders of such parity stock will be paid pro rata in accordance with the respective aggregate liquidation distribution owed to those holders. If the liquidation distribution described above has been paid in full to the holders of Series B Preferred Stock and the holders of such parity stock, the holders of any other class or series of stock ranking junior to the Series B Preferred Stock as to such distribution will be entitled to receive all remaining assets of Comerica according to their respective rights and preferences.

For purposes of this section, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of Comerica will not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of Comerica, nor will the merger, consolidation or any other business combination of any other corporation or person into or with Comerica be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of Comerica.

Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Series B Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against that subsidiary.

The Series B Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

Voting Rights

The holders of the Series B Preferred Stock will have no voting rights, except as provided below or as required by law.

Right to Elect Two Directors upon Nonpayment of Dividends

Whenever dividends payable on the shares of Series B Preferred Stock have not been paid for six quarterly dividend periods, or their equivalent, whether or not consecutive, then the holders of the Series B Preferred Stock will have the right, with holders of any other equally ranked series of preferred stock that have similar voting rights and on which dividends likewise have not been paid (the “Voting Parity Securities”), voting together as a class, at a special meeting called at the request of the holders of at least 20% of the voting power of Series B Preferred Stock and any Voting Parity Securities (unless such request for a special meeting is received less than 90 calendar days before the date fixed for the next annual or special meeting of our stockholders, in which event such election will be held only at such next annual or special meeting of our stockholders) or at our next annual or special meeting of our stockholders, to elect two additional directors to our board of directors; provided, that the election of any such director does not cause us to violate the applicable corporate governance requirements of the exchange or trading market where our common stock is then listed or quoted, as the case may be. At any meeting held for the purpose of electing such directors, the presence in person or by proxy of the holders of shares representing at least a majority of the voting power of the Series B Preferred Stock and any Voting Parity Securities, voting together as a class, will be required to constitute a quorum of such shares. The affirmative vote of the holders of the Series B Preferred Stock and the holders of any Voting Parity Securities, voting together as a class, representing a majority of the voting power of such shares present at such meeting, in person or by proxy, will be sufficient to elect any such director.

Immediately prior to the election of any such directors, the number of directors that comprise our board of directors will be increased by two. Such voting rights and the term of the additional directors so elected will continue until continuous non-cumulative dividends for at least four consecutive quarterly dividend periods, or their equivalent will have been paid, or declared and set aside for payment, in full, on all outstanding shares of Series B Preferred Stock or the Voting Parity Securities entitled thereto. At that point, the right to elect additional directors terminates and the terms of office of the two additional directors so elected will terminate immediately, and the number of directors will be reduced by two and such voting rights of the holders of the Series B Preferred Stock and any Voting Parity Securities will cease, subject to any increase in the number of directors as described above due to the revesting of such voting rights in the event of each and every additional failure in the payment of dividends or six quarterly dividend periods, or their equivalent, whether or not consecutive, as described above.

The holders of Series B Preferred Stock, together with holders of any Voting Parity Securities, voting together as a class, may remove any director they elected. Any vacancy created by the removal of any such director may be filled only by the vote of the holders of the Series B Preferred Stock and any Voting Parity Securities, voting together as a class. If the office of either such director becomes vacant for any reason other than removal, the remaining director may choose a successor who will hold office for the unexpired term of the vacant office. In the event that both offices are vacant, the holders of Series B Preferred Stock and the holders of any Voting Parity Securities may, as set forth above, call a special meeting and elect such directors at such special meeting, or elect such directors at our next annual or special meeting of our stockholders.

The number of votes that each share of Series B Preferred Stock and any stock ranking equally with the Series B Preferred Stock participating in the votes described above will be in proportion to the liquidation preference of such share.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a “class of voting securities” and a company holding 25% or more of the series, or 5% or more if it otherwise has the ability to exercise a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities,

•

any other bank holding company may be required to obtain the approval of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) to acquire or retain more than 5% of that series; and

•

any other persons other than a bank holding company may be required to obtain the non-objection of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) to acquire or retain 10% or more of that series.

Other Voting Rights

So long as any shares of Series B Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series B Preferred Stock voting separately as a class, will be required to:

•

amend, alter or repeal the provisions of our Certificate of Incorporation (including the certificate of designation creating the Series B Preferred Stock), or our Amended and Restated Bylaws, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or special rights of the Series B Preferred Stock; provided, that any of the following will not be deemed to adversely affect such powers, preferences, privileges or special rights:

•	increases in the amount of the authorized common stock or, except as provided below, preferred stock;

•	increases or decreases in the number of shares of any series of preferred stock ranking equally with or junior to the Series B Preferred Stock; or

•

the authorization, creation and issuance of other classes or series of capital stock (or securities convertible or exchangeable into such capital stock) ranking equally with or junior to the Series B Preferred Stock;

•

amend or alter our Certificate of Incorporation to authorize or increase the authorized amount of or issue shares of any class or series of senior stock, or reclassify any of our authorized capital stock into any such shares of senior stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock; or

•

consummate a binding share exchange, a reclassification involving the Series B Preferred Stock or a merger or consolidation of us with or into another entity; provided, however, that the holders of Series B Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case:

•

the Series B Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent) that is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia; and

•

the Series B Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series B Preferred Stock.

As used above under “Description of the Series B Preferred Stock—Voting Rights,” “senior stock” means any other class or series of stock of Comerica’s ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Comerica. As of the date of this prospectus supplement, there is no existing senior stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series B Preferred Stock will have been redeemed or called for redemption in accordance with the provisions described above upon proper notice and sufficient funds will have been set aside by us for the benefit of the holders of the Series B Preferred Stock to effect such redemption.

See “Description of Depositary Shares —Voting the Series B Preferred Stock” for information about voting of the depositary shares representing the Series B Preferred Stock.

No Preemptive or Conversion Rights

Holders of the Series B Preferred Stock do not have any preemptive rights. The Series B Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Registrar

Computershare Trust Company, N.A. will be the transfer agent and registrar, Computershare Inc. will be the dividend disbursing agent, and Computershare Trust Company, N.A. and Computershare Inc. will jointly be the redemption agent for the Series B Preferred Stock.

Calculation Agent

Unless we have validly called all shares of the Series B Preferred Stock for redemption on the First Reset Date, we will appoint a calculation agent for the Series B Preferred Stock prior to the rate determination date related to the First Reset Date. We may appoint ourselves or an affiliate of ours as calculation agent.

DESCRIPTION OF DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the “Book-Entry Issuance” section of this prospectus supplement.

This prospectus supplement summarizes specific terms and provisions of the depositary shares representing the Series B Preferred Stock and supersedes any conflicting description in the prospectus. As described above under “Description of the Series B Preferred Stock” and elsewhere in this prospectus supplement, we are issuing fractional interests in shares of the Series B Preferred Stock in the form of depositary shares. Each depositary share will represent a 1/40th ownership interest in a share of the Series B Preferred Stock, and will be evidenced by a depositary receipt. The shares of Series B Preferred Stock represented by depositary shares will be deposited under a deposit agreement among us, Computershare Inc., as joint depositary and Computershare Trust Company, N.A., as registrar and joint depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series B Preferred Stock represented by such depositary share, to all the rights and preferences of the Series B Preferred Stock represented thereby (including dividend, redemption, liquidation and voting rights).

Immediately following the issuance of the Series B Preferred Stock, we will deposit the Series B Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the “Where You Can Find More Information” section of this prospectus supplement.

Dividends and Other Distributions

Each dividend on a depositary share will be in an amount equal to 1/40th of the dividend declared on each share of the Series B Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series B Preferred Stock to the record holders of depositary shares representing the Series B Preferred Stock represented thereby in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless we determine that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution (including any requirement that we or the depositary withhold an amount on account of taxes). In that event, we may adopt a method we deem equitable and practicable for purposes of effecting the distribution, including selling the property (at a public or private sale) and distributing the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series B Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If we redeem the Series B Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series B Preferred

Stock held by the depositary. The redemption price per depositary share will be equal to 1/40th of the redemption price per share payable with respect to the Series B Preferred Stock (or $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Whenever we redeem shares of Series B Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series B Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or by lot or in such other manner as Comerica may determine to be fair and equitable. In any such case, the depositary will redeem depositary shares only in increments of 40 shares and any multiple thereof.

Liquidation Preference

In the event that we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, each holder of a depositary share will be entitled to receive a liquidation distribution of $25 per depositary share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of stock ranking junior to the Series B Preferred Stock as to that distribution.

Voting the Series B Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series B Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares representing the Series B Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series B Preferred Stock, may instruct the depositary to vote the amount of the Series B Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series B Preferred Stock represented by depositary shares in accordance with the instructions it receives, provided that the depositary receives such instructions sufficiently in advance of such voting to enable it to so vote or cause such Series B Preferred Stock to be voted. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series B Preferred Stock, it will not vote (but, at its discretion, may appear at any meeting with respect to the Series B Preferred Stock unless directed to the contrary by the holders of all of the depositary shares) to the extent of the Series B Preferred Stock represented by the depositary shares.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of Series B Preferred Stock and any money and other property represented by such depositary receipts after surrendering the depositary receipts at the office of the depositary. Thereafter, without unreasonable delay, the depositary will deliver to such holder, or to the person or persons designated by such holder, the number of whole shares of Series B Preferred Stock and all money and other property, if any, represented by the depositary receipt or receipts so surrendered for withdrawal.

However, holders of such whole shares of Series B Preferred Stock will not be entitled to deposit such Series B Preferred Stock under the deposit agreement or to receive depositary receipts for such Series B Preferred Stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of Series B Preferred Stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. The depositary will not issue fractional shares of Series B Preferred Stock (or any cash payment in lieu thereof).

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of depositary receipts representing in the aggregate at least a two-thirds majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, that has been amended thereby.

The deposit agreement may be terminated by us or the depositary only if (i) all outstanding depositary shares issued thereunder have been redeemed pursuant to the deposit agreement, (ii) a final distribution in respect of the Series B Preferred Stock has been made in connection with any liquidation, dissolution or winding up of Comerica and such distribution has been distributed to the holders of the depositary receipts or (iii) upon consent of the holders of depositary shares representing in the aggregate not less than two-thirds of the depositary shares outstanding.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will promptly pay the depositary for all services rendered by the depositary under the deposit agreement (in accordance with a mutually agreed upon fee schedule) and will reimburse the depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) in connection with the services rendered by it under the deposit agreement. We will pay all charges of the depositary in connection with the initial deposit of the Series B Preferred Stock and the initial issuance of the depositary shares, all withdrawals of shares of Series B Preferred Stock by owners of depositary shares, and any redemption or exchange of the Series B Preferred Stock at our option. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. All other transfer and other taxes and governmental charges will be at the expense of holders of depositary shares. If, at the request of a holder of depositary receipts, the depositary incurs charges or expenses for which we are not otherwise liable under the deposit agreement, such holder will be liable for such charges and expenses; provided, however, that the depositary may, at its sole option, require a holder of a depositary receipt to prepay the depositary any charge or expense the depositary has been asked to incur at the request of such holder of depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment but in no event later than 30 days after delivery of such written notice. We may at any time remove the depositary upon 30 days’ written notice of such removal. Such successor depositary must be appointed within 30 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 or an affiliate of any such bank or trust company.

Listing

We intend to apply to list the depositary shares on the NYSE under the symbol “CMA PrB.” If the application is approved, we expect trading to begin within 30 days after we issue the depositary shares. Listing the depositary shares on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily. We do not expect that there will be any separate public trading market for the shares of the Series B Preferred Stock except as represented by the depositary shares.

Form of Depositary Shares

The depositary shares will be issued in book-entry form through DTC, as described in “Book-Entry Issuance.” The Series B Preferred Stock will be issued in registered form to the depositary as described in “Description of the Series B Preferred Stock.”

Miscellaneous

Upon our written instruction, the depositary will forward to holders of our depositary receipts any reports and communications from us that are received by the depositary with respect to the Series B Preferred Stock.

Neither we nor the depositary will be liable if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. The depositary will not be subject to liability under the deposit agreement other than for its gross negligence, willful misconduct or bad faith and will not be liable for special, punitive, incidental, indirect or consequential losses or damages. The depositary will not be obligated to, but may, prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or the Series B Preferred Stock represented by the depositary shares subject to the provision of indemnity satisfactory to the depositary. The depositary may rely on written advice of counsel or accountants, or information provided by persons presenting Series B Preferred Stock represented by the depositary shares for deposit, holders of depositary receipts or other persons, satisfactory to the depositary, to give such information, and on documents believed to be genuine and signed by a proper party.

BOOK-ENTRY ISSUANCE

DTC will act as securities depositary for all of the depositary shares. We will issue the depositary shares only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the depositary shares representing, in the aggregate, the total number of the depositary shares to be sold in this offering.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, are indirect participants and also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Purchases of depositary shares within the DTC system must be made by or through direct participants, who will receive a credit for the depositary shares on DTC’s records. The ownership interest of each actual purchaser of each depositary share is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased depositary shares. Transfers of ownership interests in the depositary shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in depositary shares, unless the book-entry system for the depositary shares is discontinued. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

DTC has no knowledge of the actual beneficial owners of the depositary shares. DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

We will send redemption notices to Cede & Co. as the registered holder of the depositary shares. If less than all of these depositary shares are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting on the depositary shares is limited to the holders of record of the depositary shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on depositary shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make distribution payments on the depositary shares to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. We and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on any of the depositary shares at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, final depositary shares certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in number of depositary shares may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the depositary shares will be printed and delivered.

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

“Beneficial owner” refers to the ownership interest of each actual purchaser of each depositary share.

“Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc. and the Financial Industry Regulatory

Authority, Inc., own DTC. Purchases of depositary shares within the DTC system must be made by or through direct participants who will receive a credit for the depositary shares on DTC’s records.

“Indirect participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares by a U.S. holder or non-U.S. holder (each as defined below). This summary is limited to taxpayers who will hold the depositary shares as “capital assets” for U.S. federal income tax purposes (generally, property held for investment) and who purchase the depositary shares in the initial offering at the initial offering price.

Beneficial owners of depositary shares will be treated as owners of the underlying Series B Preferred Stock for U.S. federal income tax purposes.

The following summary is based upon current provisions of the Code, Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

State, local and foreign tax consequences are not summarized, nor are estate or gift tax consequences or tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes and investors therein, subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, controlled foreign corporations, dealers in securities, regulated investment companies, real estate investment trusts, passive foreign investment companies for U.S. federal income tax purposes, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons required to accelerate the recognition of any item of gross income with respect to the depositary shares as a result of such income being recognized on an applicable financial statement and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk-reduction transaction. Tax consequences may vary depending upon the particular status of an investor. This summary does not address the tax considerations that may be relevant to subsequent purchasers of the depositary shares and does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult their advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES. PROSPECTIVE HOLDERS OF THE DEPOSITARY SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY U.S. STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX LAWS) OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES.

U.S. Holders

The discussion in this section applies to you if you are a U.S. holder, which for this purpose means a beneficial owner of depositary shares who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•

a corporation (or other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Distributions

Distributions to you with respect to the depositary shares will be taxed as dividend income to the extent paid out of our current or accumulated earnings and profits for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current or accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such depositary shares (and you will be required to reduce your tax basis (but not below zero) in such depository shares), and thereafter as capital gain, the tax treatment of which is described below under “U.S. Holders—Sale, Exchange or Certain other Taxable Dispositions.” Distributions with respect to the depositary shares taxable as dividends for U.S. federal income tax purposes paid to a noncorporate U.S. holder will generally represent “qualified dividend income,” provided that certain holding period requirements are met and certain other conditions are satisfied. Qualified dividend income is taxable at preferential rates applicable to long-term capital gains. U.S. holders should consult their own tax advisers regarding the availability of the preferential qualified dividend tax rate in light of their particular circumstances.

If you are taxed as a corporation, distributions with respect to the depositary shares treated as dividends for U.S. federal income tax purposes will generally be eligible for the 50% dividends-received deduction. However, corporate shareholders may not be entitled to take the dividends-received deduction in all circumstances and, even if they are so entitled, may be subject to special rules in respect of their ownership of the depositary shares. Prospective corporate investors in depositary shares should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and with respect to the possible application of the extraordinary dividend provisions of the U.S. federal income tax law to their ownership or disposition of the depositary shares in their particular circumstances.

Sale, Exchange or Certain other Taxable Dispositions

You generally will recognize capital gain or loss on a sale or exchange of the depositary shares equal to the difference between the amount realized upon the sale or exchange and your adjusted tax basis in the shares sold or exchanged (other than certain redemptions described under “U.S. Holders—Redemptions”). A U.S. holder’s tax basis in a depository share generally will be equal to the cost of the depository share to such U.S. holder, which may be adjusted for certain subsequent events (for example, if the U.S. holder receives a non-dividend distribution, as described above). Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to significant limitations.

Redemptions

If we redeem your depositary shares, you would be treated as if you had sold your depositary shares if the redemption:

•	results in a complete termination of your stock interest in us;

•	is “substantially disproportionate” with respect to you;

•	is “not essentially equivalent to a dividend” with respect to you; or

•	is a redemption of stock held by a shareholder who is not a corporation and results in a partial liquidation of us.

In determining whether any of these tests has been met, depositary shares and shares of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing owned by you must be taken into account, as well as stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code. Because the determination as to whether any of these tests will be met with respect to any particular U.S. holder will depend upon the facts and circumstances at the time that the determination must be made, you are advised to consult your own tax advisors regarding the tax treatment of a redemption.

If we redeem your depositary shares in a redemption that meets one of the tests described above, you generally will recognize capital gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your adjusted tax basis in the depositary shares. This gain or loss would be long-term capital gain or capital loss if you have held the depositary shares for more than one year.

If a redemption does not meet any of the tests described above, the redemption proceeds received from our depositary shares will be treated as a distribution on our shares and will generally be taxable as described under the caption “U.S. Holders—Distributions” above.

Non-U.S. Holders

This section summarizes certain U.S. federal income tax consequences of the ownership and disposition of depositary shares by a non-U.S. holder. You are a non-U.S. holder if you are a beneficial owner of the depositary shares other than a U.S. holder or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.

Distributions

Except as described below, if you are a non-U.S. holder of depositary shares, distributions paid to you out of our current or accumulated earnings and profits that are taxed as dividends for U.S. federal income tax purposes (including any redemption proceeds treated as a dividend for U.S. federal income tax purposes as discussed above under “U.S. Holders—Redemptions”) are subject to U.S. federal income withholding tax at a 30% rate (or a lower rate if an applicable income tax treaty so provides). Even if you are eligible for a lower treaty rate, the applicable withholding agent generally will be required to withhold tax at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have properly furnished a valid IRS Form W-8BEN or W-8BEN-E upon which you certify, under penalties of perjury, your status as a person who is not a U.S. person and your entitlement to the lower treaty rate with respect to such payments.

If you are eligible for a reduced rate of U.S. withholding tax under an applicable income tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS. We will not pay any additional amounts to you in respect of any amounts so withheld.

In the case of a redemption of depositary shares, a withholding agent may treat all of the redemption proceeds that are paid to you as a dividend that is subject to the withholding tax described above unless you provide sufficient evidence regarding your actual and constructive ownership of our shares to enable the withholding agent to conclude that the redemption should not be treated as a dividend payment on your depositary shares.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if you are claiming benefits under an applicable income tax treaty, the dividends are attributable to a “permanent establishment” or “fixed base” (in each case, within the meaning of such treaty) that you maintain in the United States, the applicable withholding agent is generally not required to withhold tax from the dividends, provided that you have properly furnished a valid IRS Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that:

•	you are not a U.S. person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at the applicable U.S. federal income tax rates in the same manner as if you were a U.S. person. If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or a lower rate if an applicable income tax treaty so provides).

Sale, Exchange or Certain other Taxable Dispositions

If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a sale, exchange, redemption or other taxable disposition of depositary shares unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and, if you are claiming benefits under an applicable income tax treaty, the gain is attributable to a “permanent establishment” or “fixed base” (in each case, within the meaning of such treaty) that you maintain in the United States;

•	you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

•

under the U.S. Foreign Investment In Real Property Tax Act, we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes and certain other conditions are met. We have not been, are not and do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular applicable U.S. federal income tax rates in the same manner as if you were a U.S. person. A non-U.S. holder that is a corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the disposition (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses, if any, for the taxable year, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

As discussed above under “U.S. Holders—Redemptions,” an amount paid to a holder of depositary shares in connection with a redemption of the depositary shares may, under certain circumstances, be treated as a dividend. In that case, the payment would be subject to the rules for dividends described above under “Non-U.S. Holders—Distributions.”

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) may impose a 30% withholding tax on U.S. source dividend payments to certain foreign financial institutions, investment funds and other non-U.S. persons that fail to comply with information reporting requirements. You could be affected by this withholding with respect to your depository shares if you are subject to the information reporting requirements and fail to comply with them or if you hold depository shares through another person (e.g., a foreign bank or broker) that is subject to withholding and such person fails to comply with these requirements (even if you would not otherwise have been subject to withholding).

You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Information Reporting and Backup Withholding

You may be subject to information reporting requirements with respect to dividend payments and other taxable distributions on your depositary shares, as well as the payment of the proceeds from the sale or redemption of your depositary shares, and may be subject to backup withholding on such dividends, distributions or proceeds unless you timely provide the relevant withholding agent with properly completed IRS forms and otherwise comply with the applicable requirements of the backup withholding rules, or otherwise establish an exemption. You should consult your own tax advisor as to the applicability of backup withholding and information reporting requirements to you, your qualification for exemption from such requirements and the procedures for establishing such exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the depositary shares by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, (iii) employee benefit plans that are subject to provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iv) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii), and (iii), pursuant to ERISA, Section 4975 of the Code, or Similar Laws (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the depositary shares of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the indicia of ownership, prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of depositary shares by a Covered Plan with respect to which we or any of our affiliates or an underwriter or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the depositary shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Covered Plan involved in the transaction) solely by reason of providing services to the Covered Plan or by relationship to a service provider, provided that the Covered Plan receives no less, nor pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application.

Fiduciaries of Covered Plans considering acquiring and/or holding the depositary shares in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that any of these exemptions will be available with respect to the acquisition or holding of the depositary shares.

While as a general rule Plans that are governmental plans (as defined in Section 3(32) of ERISA) (“Governmental Plans”), church plans (as defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code (“Church Plans”) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, including the prohibited transaction requirements of Section 406 of ERISA or Section 4975(c) of the Code, such Plans may nevertheless be subject to Similar Laws that include similar requirements. A fiduciary of a Governmental Plan, a Church Plan or a non-U.S. Plan should make its own determination as to the requirements, if any, under any Similar Law applicable to the acquisition of the depositary shares.

Because of the foregoing, the depositary shares should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of any depositary share, each purchaser and subsequent transferee will be deemed to have represented and warranted that, at all relevant times, either (i) no portion of the assets used by such purchaser or subsequent transferee to acquire or hold a depositary share constitutes assets of any Plan or (ii) (A) the purchase and holding of a depositary share by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws and (B) neither we nor any of our affiliates is a “fiduciary” within the meaning of Section 3(21) of ERISA or, with respect to a Plan not subject to ERISA, under any applicable Similar Law, with respect to the purchaser or holder in connection with such person’s acquisition, holding or disposition of the depository shares, or as a result of the exercise by us or any of our affiliates of any rights in connection with the depository shares.

The foregoing discussion is general in nature, is not intended to be all-inclusive, and is based on laws as in effect on the date of this prospectus supplement. Such discussion should not be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing or holding the depositary shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the depositary shares.

Purchasers and holders of the depositary shares have the exclusive responsibility for ensuring that their purchase and holding of the depositary shares complies with the fiduciary responsibility rules of ERISA, if applicable, and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. Neither we nor any underwriters, or our or their respective affiliates, agents or representatives, make any representation as to whether an investment in the depositary shares is appropriate for Plans in general or for any particular Plan or arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement, dated August 4, 2025 (the “underwriting agreement”), the underwriters named below (the “underwriters”), for whom Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC are acting as representatives (the “representatives”), have severally, but not jointly, agreed to purchase, and we have agreed to sell to them, severally, the number of depositary shares set forth opposite their names below.

Underwriter	Number of Depositary Shares
Morgan Stanley & Co. LLC	3,680,000
BofA Securities, Inc.	3,680,000
J.P. Morgan Securities LLC	3,680,000
RBC Capital Markets, LLC	3,680,000
Comerica Securities, Inc.	640,000
Citigroup Global Markets Inc.	320,000
Keefe, Bruyette & Woods, Inc.	320,000

Total	16,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the depositary shares if any are purchased.

The underwriters propose to offer the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the depositary shares to certain dealers at the public offering price less a concession not to exceed $0.15 per depositary share sold to institutional investors and $0.50 per depositary share sold to retail investors. The underwriters may allow, and dealers may reallow, a concession not to exceed $0.45 per depositary share on sales to other dealers. After the initial offering of the depositary shares, the public offering price and other selling terms may from time to time be varied by the underwriters. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per depositary share and total underwriting discount to be paid to the underwriters:

Per depositary share(1)	$0.3736	(2)
Total(1)	$5,978,000.00

(1)

Reflects 12,320,000 depositary shares sold to institutional investors, for which the underwriters receive an underwriting discount of $0.2500 per depositary share, and 3,680,000 depositary shares sold to retail investors, for which the underwriters receive an underwriting discount of $0.7875 per depositary share.

(2)	Rounded to four decimal places. See footnote (1).

We estimate that we will pay approximately $1.8 million for expenses, excluding the underwriting discount, allocable to the offering.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect thereof.

We have agreed that we will not, for the 30-day period from the date of this prospectus supplement, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any depositary shares or preferred stock or securities exchangeable for or convertible into depositary shares or preferred stock, except for the depositary shares and related shares of Series B Preferred Stock sold to the underwriters pursuant to the underwriting agreement.

The depositary shares will be a new issue of securities, and there is currently no established trading market for the depositary shares. We intend to apply to list the depositary shares on the NYSE under the symbol “CMA PrB.” If the listing is approved, trading of the depositary shares on the NYSE is expected to commence within 30 days after the depositary shares are first issued. The underwriters have advised us that, subject to obtaining any necessary approval from the NYSE, they presently intend to make a market in the depositary shares prior to the commencement of trading on the NYSE. However, the underwriters are not obligated to do so and may discontinue making a market in the depositary shares at any time without notice. There is currently no secondary market for the depositary shares and one may not develop, even if the depositary shares are approved for listing. If the secondary market for the depositary shares is limited, there may be few or no buyers if you choose to sell your shares and this may reduce the price you receive or your ability to sell the shares at all.

Until the distribution of the depository shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing the depository shares. However, in connection with the offering, the underwriters may engage in transactions that stabilize the market price of the depositary shares. The underwriters may bid for or purchase and sell the depository shares in the open market. If the underwriters create a short position in the depositary shares in connection with the offering, i.e., if they sell more depositary shares than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing depositary shares in the open market. The underwriters’ purchases of depositary shares to stabilize the price or to reduce a short position may have the effect of raising or maintaining the market price of the depositary shares or preventing or retarding a decline in the market price of the depository shares.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financing and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect that delivery of the depositary shares will be made against payment therefor on or about August 11, 2025, which will be the fifth business day after the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares prior to one business day before delivery will be required, by virtue of the fact that the depositary shares will settle in five business days, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.

Conflicts of Interest

Our affiliate and one of the underwriters in this offering, Comerica Securities, Inc., is a member of FINRA and is participating in the distribution of the offered securities. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member’s firm participation in the distribution of securities of an affiliate. In accordance with Rule 5121, no FINRA member firm that has a conflict of interest under Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including Comerica Securities, Inc., may use this prospectus supplement and the attached prospectus in connection with offers and sales of the depositary shares in the secondary market. These affiliates may act as principal or agent in those transactions, but are not primarily responsible for managing this offering. Secondary market sales will be made at prices related to market prices at the time of sale.

NOTICE TO INVESTORS

Prohibition of Sales to European Economic Area Retail Investors

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the depositary shares in any Member State of the EEA will only be made to a person or legal entity qualifying as a qualified investor (as defined in the Prospectus Regulation). This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor (“UK Qualified Investor”) as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the depositary shares in the United Kingdom will only be made to a person or legal entity qualifying as a UK Qualified Investor. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are UK Qualified Investors (i) who have professional experience in matters relating to investments and qualify as investment professionals falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling or within Article 49(2)(a) to (d) of the Order or (iii) who are persons to whom it would otherwise be lawful to distribute it (all such persons together being referred to as “relevant persons”). In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. This document and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or its content.

Canada

The depositary shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

This prospectus supplement has not been delivered to the Hong Kong Companies Registry for registration and its contents have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about the content of this prospectus supplement, you should obtain professional advice.

The depositary shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong. No advertisement, invitation or document relating to the depositary shares has been or may be issued or has been or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made under the SFO.

Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEL”) and, accordingly, have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and governmental guidelines in Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A(1)(c) of the Securities and Futures Act (Cap. 289) of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person who acquires the depositary shares as principal pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the depositary shares are acquired under Section 275 of the SFA:

(a)

by a corporation (which is not an accredited investor (as defined in Section 4A(1)(a) of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	for a trust (where the trustee is not an accredited investor) which sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

subject to Section 276(7) of the SFA, securities (as defined in Section 2(1) of the SFA) or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after the depositary shares have been acquired by that corporation or for that trust pursuant to an offer made under Section 275 of the SFA except:

(1)

to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or in relation to the corporation, to any person arising from an offer referred to in Section 275(1A) or in relation to that trust, under Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, Comerica has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are prescribed capital markets products (as defined in Section 309B(10) of the SFA) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The underwriters will be required to represent and agree that the depositary shares are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the “PRC” (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.

This prospectus supplement and the accompanying prospectus (i) have not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any depositary shares in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.

The depositary shares may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Republic of Korea

The depositary shares have not been and will not be registered under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”) and the depositary shares have been and will be offered in Korea as a private placement under the FSCMA. None of the depositary shares may be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to, or for the account of or benefit of, any resident of Korea except as otherwise permitted under the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the depositary shares will comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the depositary shares.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the depositary shares described herein. The depositary shares may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares constitutes a prospectus as such term is understood pursuant to article 652a or articles 35 et seq. of the Swiss Financial Services Act and articles 43 et seq. of the Swiss Financial Services Ordinance, and neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the issuer, or the depositary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of depositary shares will not be supervised by, a reviewing authority licensed by the Swiss Financial Market Supervisory Authority or designated by the Swiss Federal Council.

Taiwan

The depositary shares have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the depositary shares or the provision of information relating to this prospectus supplement and the accompanying prospectus. The depositary shares may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the depositary shares will be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom will be deemed a contract entered into in the Place of Acceptance.

LEGAL MATTERS

The validity of the depositary shares and shares of Series B Preferred Stock offered hereby and certain other legal matters relating to the offering will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas. Certain legal matters will be passed upon for the underwriters by Willkie Farr & Gallagher LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Comerica appearing in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Comerica’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Comerica Incorporated

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants to Purchase Common Stock, Preferred Stock and Debt Securities

Stock Purchase Contracts

Stock Purchase Units

The securities listed above may be offered and sold from time to time by Comerica, and also may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. Comerica will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of these securities.

Comerica’s common stock is traded on the New York Stock Exchange under the symbol “CMA.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in these securities involves risks. See “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2022, and in other documents that Comerica has subsequently filed with the Securities and Exchange Commission which are incorporated by reference into this prospectus. Additional risk factors may also be set forth in any applicable prospectus supplement.

These securities are not deposits or savings accounts but are unsecured obligations of Comerica. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

February 9, 2024

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (the “Registration Statement”) Comerica has filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and may sell any combination of these securities in one or more offerings. It provides you with a general description of the securities Comerica may offer.

Each time Comerica sells securities, Comerica will supplement this prospectus with additional information with specific information about the terms of that offering. The prospectus supplement may also add to, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Statements in this prospectus about the terms or contents of any agreement or other document included as an exhibit to the registration statement of which this prospectus is a part are not necessarily complete. Refer to such agreement or document itself for a complete description of these matters.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Comerica has not authorized anyone else to provide you with different information. Comerica is offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of such a document. Comerica’s business, financial condition, results of operations and prospects may have changed since that date.

In the prospectus, unless the context requires otherwise, references to Comerica, we, us or our are to Comerica Incorporated and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements regarding Comerica’s future financial position, strategies and growth prospects, as well as competitive, economic or market conditions are forward-looking statements. Words such as anticipates, believes, contemplates, feels, expects, estimates, seeks, strives, plans, intends, outlook, forecast, position, target, mission, assume, achievable, potential, strategy, goal, aspiration, opportunity, initiative, outcome, continue, remain, maintain, on track, trend, objective, looks forward, projects, models, will, would, should, could,” might, can, may and similar expressions, and variations of such words and similar expressions, identify forward-looking statements. These include, among other things, descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, as well as estimates of credit trends and global stability. Comerica makes these forward-looking statements on its management’s beliefs and assumptions as of the date of this prospectus and do not speak as of any other date. They are also subject to risks and uncertainties, and Comerica’s actual results could materially differ.

Risks that could cause or contribute to such differences include credit risks (changes in customer behavior; unfavorable developments concerning credit quality; declines or other changes in the businesses or industries of Comerica’s customers, in particular the energy industry; and changes in customer behavior); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica’s ability to maintain adequate sources of funding and liquidity; reductions in Comerica’s credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica’s reputation; Comerica’s ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica’s markets; the implementation of Comerica’s strategies and business initiatives; management’s ability to maintain and expand customer relationships; management’s ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (impacts from the COVID-19 global pandemic; changes in general economic, political or industry conditions; negative effects from inflation; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events, including pandemics; physical or transition risks related to climate change; changes in accounting standards and the critical nature of Comerica’s accounting policies; and the volatility of Comerica’s stock price), and other risks discussed in Comerica’s filings with the SEC.

Comerica is not obligated to update any forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, except as required by law.

For any forward-looking statements made in this prospectus or the documents incorporated by reference, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

COMERICA INCORPORATED

Comerica Incorporated is a financial services company, incorporated under the laws of the State of Delaware in 1973, and headquartered in Dallas, Texas. Based on total assets as reported in the most recently filed Consolidated Financial Statements for Bank Holding Companies (FR Y-9C), it was among the largest commercial United States (“U.S.”) financial holding companies. As of September 30, 2023, Comerica owned directly or indirectly all the outstanding common stock of 2 active banking subsidiaries (Comerica Bank, a Texas banking association, and Comerica Bank & Trust, National Association) as well as non-banking subsidiaries. At September 30, 2023, Comerica had total assets of approximately $85.7 billion, total deposits of approximately $67.2 billion, total loans of approximately $53.4 billion and shareholders’ equity of approximately $5.0 billion.

Comerica has strategically aligned its operations into three major business segments: the Commercial Bank, the Retail Bank, and Wealth Management. Comerica operates in three primary geographic markets—Texas, California, and Michigan, as well as in Arizona and Florida, with select businesses operating in several other states, and in Canada and Mexico.

Comerica’s principal executive office is at Comerica Bank Tower, 1717 Main Street, Dallas, Texas 75201, and its telephone number is (214) 462-6831.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

Comerica intends to use the net proceeds from the sale of any securities offered under this prospectus in the manner and for the purposes set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of Comerica Incorporated’s capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to Comerica’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), which are incorporated by reference as exhibits to the Registration Statement. We encourage you to read the Certificate of Incorporation, the Bylaws and the applicable provisions of Delaware General Corporation Law for additional information.

Authorized Capital Stock

Comerica’s authorized capital stock consists of 325,000,000 shares of common stock, par value $5.00 per share (“Common Stock”), and 10,000,000 shares of preferred stock, without par value. As of September 30, 2023, Comerica had issued 4,000 shares of preferred stock as 5.625% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A preferred stock”).

Common Stock

As of October 26, 2023, Comerica had outstanding 131,872,812 shares of its Common Stock. In addition, as of September 30, 2023, its shareholders had authorized approximately 4,378,494 shares of Common Stock for issuance upon conversion or exercise of outstanding stock options or payment of other compensatory awards.

Dividend Rights

Subject to applicable regulatory requirements, holders of Common Stock are entitled to receive dividends when, as and if declared by the Comerica board of directors out of any funds legally available for dividends. Comerica pays dividends on Common Stock only if it has paid or provided for all dividends on any outstanding class or series of Comerica preferred stock (including the Series A preferred stock and any other class or series of Comerica preferred stock that it may authorize in the future), and, in the case of any cumulative Comerica preferred stock, all prior periods.

Liquidation Rights

Holders of Common Stock are also entitled, upon the liquidation of Comerica, and after claims of creditors and preferences of Comerica preferred stock, and any other class or series of Comerica preferred stock outstanding at the time of liquidation, to receive pro rata the net assets of Comerica.

Voting Rights

Holders of Common Stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as the Comerica board of directors has provided, or may provide in the future, with respect to Series A preferred stock or any other class or series of Comerica preferred stock that it may authorize in the future. See “–Preferred Stock.” Common Stock does not have cumulative voting rights. In an election of directors where the number of nominees does not exceed the number of directors to be elected, each director must receive the vote of the majority of the votes cast with respect to that director. If a director does not receive the vote of the majority of the votes cast and no successor has been elected at such meeting, the director will promptly tender his or her resignation to the Board.

Listing

Common Stock is listed on the New York Stock Exchange under the symbol “CMA.”

Other Rights and Preferences

Shares of Common Stock are not redeemable and have no subscription, conversion or preemptive rights. The outstanding shares of Common Stock are fully paid and non-assessable.

The Transfer Agent and Registrar for Common Stock is Computershare, P.O. Box 43006, Providence, RI 02940-

3078.

Preferred Stock

The following briefly summarizes the material terms of Comerica’s preferred stock, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by Comerica, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of the Certificate of Incorporation and the certificate of designations relating to each particular series of preferred stock for provisions that may be important to you. The Certificate of Incorporation, as amended and restated, is incorporated by reference as an exhibit to the Registration Statement. The certificate of designations relating to the particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the Registration Statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

Comerica’s Board of Directors is expressly authorized to provide for the issuance of additional shares of preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as the Board of Directors may determine.

Prior to the issuance of any series of preferred stock, the board of directors of Comerica will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a certificate of designations as an amendment to the Certificate of Incorporation. The term “board of directors of Comerica” includes any duly authorized committee.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise and issuances to officers, directors and employees of Comerica and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Comerica may have the effect of rendering more difficult or discouraging an acquisition of Comerica deemed undesirable by the board of directors of Comerica.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a “class of voting securities” and a company holding 25% or more of the series, or 5% or more if it otherwise has the ability to exercise a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities,

•

any other bank holding company may be required to obtain the approval of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) to acquire or retain more than 5% of that series; and

•

any other persons other than a bank holding company may be required to obtain the non-objection of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) to acquire or retain 10% or more of that series.

Before exercising its option to redeem any shares of preferred stock, Comerica will obtain the approval of the Federal Reserve Board if then required by applicable law.

The preferred stock will be, when issued, fully paid and non-assessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Comerica.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in connection with a particular offering of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the Common Stock as to dividends and distributions of assets.

Dividends

Subject to applicable regulatory requirements, holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Comerica out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Comerica or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

Comerica may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Similarly, Comerica may not declare, pay or set apart for payment non-stock dividends or make other payments on the Common Stock or any other stock of Comerica ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Comerica’s Common Stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Comerica or the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

Unless Comerica defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption, and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Comerica, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including Common Stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Comerica on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Comerica after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designations establishing such series; and

•	as required by applicable law.

5.625% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A

Dividends on the Series A preferred stock will accrue on a non-cumulative basis and will be payable in arrears when, as and if authorized by Comerica’s board of directors or a duly authorized committee of the board and declared by Comerica, on the first day of January, April, July, and October of each year. Under the terms of the Series A preferred stock, the ability of Comerica to pay dividends on, make distributions with respect to, or to repurchase, redeem or acquire its Common Stock or any other stock ranking on parity with or junior to the Series A preferred stock, is subject to restrictions in the event that Comerica does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series A preferred stock for the immediately preceding dividend period. The Series A preferred stock is perpetual and has no maturity date, but is redeemable at specified times subject to regulatory considerations.

Applicable Anti-Takeover Law

Delaware General Corporation Law section 203 prohibits a Delaware corporation from engaging in a “business combination” (as defined in the Delaware General Corporation Law) with a person owning 15% or more of a corporation’s voting stock for three years following the time that person becomes a 15% stockholder, with certain exceptions. Comerica has not opted out of § 203 and is therefore governed by the default terms of this provision of the Delaware General Corporation Law.

The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Comerica, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

In addition, a company is required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956 before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of any class of outstanding voting stock of a bank holding company, or otherwise obtaining control or a “controlling influence” over that bank holding company.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Comerica and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit to the Registration Statement. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

Comerica may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Comerica will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Comerica and a bank or trust company selected by Comerica having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Comerica, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever Comerica redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

Comerica will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Comerica and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, that has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for Common Stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Comerica.

The deposit agreement may be terminated by Comerica at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Comerica, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to Comerica notice of its intent to do so, and Comerica may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 30 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Comerica that are delivered to the preferred stock depositary and that Comerica is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Comerica will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Comerica and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Comerica and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities. The debt securities offered by this prospectus will be unsecured obligations of Comerica and will be either senior or subordinated debt. The senior debt securities will be issued under an indenture (the “senior indenture”), between Comerica and The Bank of New York Mellon Trust Company, N.A., dated as of May 23, 2014, as amended by a first supplemental indenture, dated as of January 30, 2024, a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. The subordinated debt securities will be issued under an indenture (the “subordinated indenture”), between Comerica and The Bank of New York Mellon Trust Company, N.A., as successor trustee, dated as of May 1, 2003, a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to in this prospectus collectively as the “indentures” and each individually as an “indenture.” The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the indentures and the debt securities. You should refer to the indentures and the debt securities for complete information regarding the terms and provisions of the indentures and the debt securities. The indentures are substantially identical, except for the covenants of and provisions relating to subordination.

General

The indentures do not limit the aggregate principal amount of debt securities which Comerica may issue and provide that Comerica may issue debt securities under the indentures from time to time in one or more series. Comerica may from time to time, without giving notice to or seeking the consent of the holders of the debt securities of any series, issue debt securities having the same ranking and the same terms (other than the public offering price, issue date, payment of interest accruing prior to the issue date and, under some circumstances, the first interest payment date) as the debt securities of a previously issued series. Any additional debt securities having such identical terms, together with the debt securities of the applicable series previously issued, will constitute a single series of debt securities under the indenture. The indentures do not limit the amount of other indebtedness, or debt securities other than secured indebtedness, which Comerica or its subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be Comerica’s unsecured obligations and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The subordinated debt securities will be Comerica’s unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of Comerica’s senior indebtedness, which term includes senior debt securities, as described below under ‘‘—Subordination.’’ In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, as described below under ‘‘—Subordination.’’

Because Comerica is a holding company, its rights and the rights of its creditors, including holders of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that Comerica is a creditor of the subsidiary. The right of Comerica’s creditors, including holders of debt securities, to participate in the distribution of stock owned by Comerica in some of its subsidiaries, including its banking subsidiaries, may also be subject to approval by bank regulatory authorities having jurisdiction over these subsidiaries.

Each prospectus supplement will describe the following terms of the offered debt securities:

•	the title of the series;

•	any limit on the aggregate principal amount;

•	the principal payment dates;

•

the interest rates, if any, which rate may be zero if the debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•	the interest payment dates and regular record dates;

•

the place or places where the principal of, any premium or interest on any debt securities will be payable, where any of debt securities may be surrendered for registration of transfer or exchange, and where any debt securities may be surrendered for conversion or exchange;

•

whether any of the debt securities are to be redeemable at Comerica’s option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

•

whether Comerica will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the holder’s option, and, if so, the dates or prices and the other terms on which the debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the debt securities so redeemed or purchased;

•	if other than denominations of $2,000 and any integral multiple of $1,000, the denominations in which any debt securities will be issuable;

•

whether the debt securities will be convertible into Comerica common or preferred stock and/or exchangeable for other securities, whether or not issued by Comerica and, if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on the debt securities will be paid;

•

whether the principal of, any premium or interest on the debt securities will be payable, at Comerica’s or the holder’s election, in a currency other than that in which the debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, any premium or interest on the debt securities;

•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	whether the debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•

in the case of subordinated debt securities, the relative degree, if any, to which the subordinated debt securities will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of Comerica in right of payment, whether the other series of subordinated debt securities or other indebtedness is outstanding or not;

•

any deletions from, modifications of or additions to the events of default or covenants of Comerica, and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to the debt securities due and payable;

•	whether the provisions described below under ‘‘—Discharge, Defeasance and Covenant Defeasance’’ will be applicable to the debt securities;

•	whether any of the debt securities are to be issued upon the exercise of warrants and the time, manner and place for the debt securities to be authenticated and delivered; and

•	any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture.

Unless otherwise set forth in the applicable prospectus supplement, Comerica will only issue the debt securities in fully registered form without coupons.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on the debt securities will initially be payable at the corporate trust office of the trustee.

Interest on debt securities may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States and will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

Unless otherwise set forth in the applicable prospectus supplement, the trustee will act as the paying agent. Comerica may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Unless otherwise set forth in the applicable prospectus supplement, holders may present the debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Comerica or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by Comerica for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although Comerica may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Comerica is not required to issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

The debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, or any premium or interest on, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at Comerica’s or the holder’s option, property or cash, Common Stock, preferred stock or other securities, whether or not issued by Comerica, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

The debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of the debt securities will be effected only through, records maintained by the depositary and its participants. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Subordination

Under the subordinated debt indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). The subordinated debt indenture provides that no payment of principal, interest or any premium on the subordinated debt securities may be made unless we pay in full the principal, interest, any premium or any other amounts on any Senior Indebtedness then due. Also, no payment of principal, interest or any premium on the subordinated debt securities may be made if there shall have occurred and be continuing an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Comerica, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. If after payment of the Senior Indebtedness there remains any amounts available for distribution and any person entitled to payment pursuant to the terms of Other Financial Obligations (as defined below) has not been paid in full all amounts due or to become due on the Other Financial Obligations, then these remaining amounts shall first be used to pay in full the Other Financial Obligations before any payment may be made to the holders of subordinated debt securities. Holders of subordinated debt securities must deliver any payments received by them to the trustee in bankruptcy or other person making payment or distribution of the assets of Comerica for application to the payment of all Senior Indebtedness and Other Financial Obligations remaining unpaid until all Senior Indebtedness and Other Financial Obligations are paid in full.

The subordinated debt indenture does not limit the amount of Senior Indebtedness and Other Financial Obligations that Comerica may incur. “Senior Indebtedness” means any of the following, whether incurred before or after the execution of the subordinated debt indenture:

(1)	all obligations of ours for the repayment of borrowed or purchased money,

(2)	all obligations of ours for the deferred purchase price of property,

(3)	all of our capital lease obligations, and

(4)	all obligations of the type referred to in clauses (1) through (3) of other persons that Comerica has guaranteed or that is otherwise Comerica’s legal liability;

but Senior Indebtedness does not include the subordinated debt securities or indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

“Other Financial Obligations” means all obligations of Comerica to make payment pursuant to the terms of financial instruments, such as:

(1)	securities contracts and foreign currency exchange contracts,

(2)

derivative instruments, including swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity option contracts, and

(3)	similar financial instruments;

but Other Financial Obligations does not include Senior Indebtedness or indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

Events of Default, Waiver

An “Event of Default” with respect to a series of debt securities is defined in the indentures as:

•	default for 30 days in the payment of interest on any debt securities of that series;

•	default for 30 days in payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration of acceleration, or otherwise;

•	certain events of bankruptcy or reorganization of Comerica; and

•	any other event of default provided in the applicable supplemental indentures or form of security.

With respect to the senior debt securities, if a default in the payment of principal, interest or other amounts payable on the senior debt securities or in a manner provided in the applicable supplemental indenture or form of security, with respect to one or more series of senior debt securities occurs and is continuing (other than a default arising out of certain events of bankruptcy or reorganization of Comerica), either the trustee or the holders of at least 25% in principal amount of the senior debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding senior debt securities of such series to be due and payable immediately. If a default arising out of certain events of bankruptcy or reorganization of Comerica occurs, the principal of all outstanding senior debt securities and any interest accrued thereon shall become due and payable immediately without any further action on the part of the trustee or the holders of the senior debt securities.

With respect to the subordinated debt securities, if a default arising out of certain events of bankruptcy or reorganization of Comerica occurs, either the trustee or the holders of at least 25% in principal amount of the subordinated debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding subordinated debt securities of such series to be due and payable immediately. The subordinated indenture does not provide for any right of acceleration of the payment of the principal of a series of subordinated debt securities upon a default in the payment of principal, premium, if any, or interest or a default in the performance of any covenant or agreement in the subordinated debt securities of that series or in the subordinated indenture. Accordingly, the trustee under the subordinated indenture and the holders will not be entitled to accelerate the maturity of those debt securities upon the occurrence of any of the events of default described above, except for those arising out of certain events of bankruptcy or reorganization of Comerica. If a default in the payment of principal, premium, if any, or interest or in the performance of any covenant or agreement in the subordinated debt securities of any series or in the subordinated indenture occurs, the trustee under the subordinated indenture may, subject to certain limitations and conditions, seek to enforce payment of such principal, premium, if any, or interest on the subordinated debt securities of that series, or the performance of such covenant or agreement.

In the case of original issue discount securities, only a specified portion of the principal amount may be accelerated. A “covenant breach” with respect to a series of debt securities is defined in the indentures to mean a default in the payment of any sinking fund installment or analogous obligation with respect to any of series of debt securities or the failure to perform any other covenant or agreement with respect to such series as set forth in the indenture for 60 days after the date on which written notice specifying such failure, stating that such notice is a “notice of covenant breach” and demanding that Comerica remedy the same, shall have been given by registered or certified mail, return receipt requested, to Comerica by the trustee, or to Comerica and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all series affected thereby. For the avoidance of doubt, a Covenant Breach will not be an Event of Default with respect to any debt security, unless otherwise indicated in the applicable prospectus supplement.

Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. An Event of Default or covenant breach with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The indentures provide that the trustee may withhold notice to the holders of the debt securities of any default or covenant breach if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities.

The indentures provide that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the applicable indenture. The trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of the holders of debt securities unless the holders offer the trustee indemnity satisfactory to it (in the case of the senior indenture) or reasonable indemnity (in the case of the subordinated indenture) against expenses and liabilities.

No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default or covenant breach, the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action and the holders offer the trustee indemnity reasonably satisfactory to it (in the case of the senior indenture) or reasonable indemnity (in the case of the subordinated indenture) against expenses and liabilities.

The indentures require Comerica to file annually with the trustee a written statement of no default, or specifying any default that exists.

Whenever the indentures provide for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that Comerica specifies to the trustee or, if Comerica fails to specify a date, on a date that the trustee may determine.

Discharge, Defeasance and Covenant Defeasance

Discharge of Indenture. An indenture will cease to be of further effect with respect to debt securities of any series issued thereunder, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions and certain obligations of, and payments to, the trustee, if at any time:

•	Comerica has paid the principal, interest or other amounts payable under the debt securities of such series;

•	Comerica has delivered to the trustee for cancellation all debt securities of such series; or

•

the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and Comerica has irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts.

The trustee, on demand of Comerica accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of Comerica, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Defeasance of a Series of Debt Securities at Any Time. Comerica may also discharge all of its obligations, other than as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, under any series of debt securities at any time, which is referred to as “defeasance”.

Comerica may be released with respect to any outstanding series of debt securities from the obligations to comply with certain restrictive covenants under the applicable indenture identified in the applicable prospectus supplement, and any omission to comply with such obligations will not constitute an event of default. Discharge under these procedures is called “covenant defeasance”.

Defeasance or covenant defeasance may be effected only if, among other things:

•

Comerica irrevocably deposits with the trustee cash or U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

•

No event of default or covenant breach with respect to such series of debt securities has occurred and is continuing and, with respect to subordinated debt securities, no event of default or covenant breach with respect to Senior Indebtedness has occurred and is continuing and which permits acceleration; and

•	Comerica delivers to the trustee an opinion of counsel to the effect that:

•

the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

•

the defeasance or covenant defeasance will not otherwise alter those beneficial owners’ United States federal income tax treatment of principal or interest payments or other amounts due under the series of debt securities being defeased; and

•

in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture; Waiver of Compliance

Each indenture contain provisions permitting Comerica and the trustee to modify the indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

•	change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, interest on, or any other amounts due under any debt security;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund payment;

•	change the currency or currency unit of payment of any debt security;

•	reduce the portion of the principal amount of an original issue discount security payable upon acceleration of the maturity thereof;

•	reduce any amount payable upon redemption of any debt security;

•	impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repayment at the option of the holder of a debt security;

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any waiver or modification; or

•	with respect to the subordinated indenture only, modify the provisions with respect to the subordination of the subordinated debt securities in a manner adverse to the holders.

Each indenture also permits Comerica and the trustee to amend the indenture in certain circumstances without the consent of the holders of debt securities to evidence Comerica’s merger, the replacement of the trustee, to effect changes that do not affect any outstanding series of debt security, and for certain other purposes.

Consolidations, Mergers and Sales of Assets

Comerica will not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person (other than the conveyance, transfer or lease of Comerica’s properties and assets substantially as an entirety to one or more of Comerica’s subsidiaries), and Comerica shall not permit any person to consolidate with or merge into Comerica or convey, transfer or lease its properties and assets substantially as an entirety to Comerica, unless:

•

Comerica is the continuing corporation or the successor corporation is a corporation that expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the indentures binding upon us, and

•	Comerica or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition.

There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Comerica or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Comerica, or a sale or conveyance or lease of all or substantially all of its assets. However, Comerica may provide specific protections, such as a put right or increased interest, for particular debt securities, that Comerica would describe in the applicable prospectus supplement.

Governing Law

The indentures are, and debt securities will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE WARRANTS TO PURCHASE

COMMON STOCK OR PREFERRED STOCK

The following summary sets forth the material terms and provisions of the Common Stock warrants and preferred stock warrants, that would be issued pursuant to a stock warrant agreement between Comerica and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of provisions contained in the form of warrant agreement, which is filed as an exhibit to the Registration Statement.

General

The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the Common Stocks or preferred stocks purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of Common Stocks or preferred stocks purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. Federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the stock warrants; and

•	any other terms of the stock warrants.

The shares of Common Stock or preferred stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the Common Stock or the preferred stocks, as the case may be, a certificate representing the number of shares of Common Stock or preferred stocks purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Anti-Dilution and Other Provisions

The exercise price payable, the number of shares of Common Stock or preferred stock purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of shares of Common Stock or preferred stock; and

•	a combination, subdivision or reclassification of Common Stock or preferred stock.

In lieu of adjusting the number of shares of Common Stock or preferred stock purchasable upon exercise of each stock warrant, Comerica may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. Comerica may also, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but Comerica will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of Comerica’s property, Comerica in its entirety or substantially in its entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of Common Stock or preferred stocks into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of Comerica’s directors or any other matter, or to exercise any rights whatsoever as shareholders of Comerica.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between Comerica and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of provisions contained in the form of warrant agreement, which is filed as an exhibit to the Registration Statement.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. Federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of Comerica debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the Comerica debt securities or to enforce any of the covenants of the Comerica debt securities or the applicable Comerica indenture.

Exercise of Debt Warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, Comerica will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Comerica may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Comerica, and Comerica to sell to or purchase from the holders, a specified number of shares of Common Stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of Common Stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities;

•	debt obligations of third parties, including U.S. Treasury securities; or

•	other securities identified in the applicable prospectus supplement,

which may secure the holders’ obligations to purchase the Common Stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require Comerica to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION

Comerica may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

Any such underwriters, dealers or agents may include any broker-dealer subsidiary of Comerica.

The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Comerica from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of offered securities, Comerica will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by Comerica to one or more institutional purchasers, or through agents designated by Comerica from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Comerica to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, Comerica may utilize the services of an entity through which it may conduct an electronic “Dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, Comerica will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Comerica at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Comerica Securities, Inc., Comerica’s broker-dealer subsidiary, is a member of FINRA, and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Comerica Securities, Inc. participates will conform with the requirements of FINRA’s conflict of interest rules.

This prospectus, together with any applicable prospectus supplement, may also be used by any broker-dealer subsidiary of Comerica in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Comerica’s broker-dealer subsidiaries may act as principal or agent in such transactions. None of Comerica’s broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Comerica and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

Underwriters, dealers and agents may be entitled, under agreements with Comerica, to indemnification by Comerica relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Comerica and affiliates of Comerica in the ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities of Comerica. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts and Keogh Plans) that are subject to Section 4975 of the Code, and entities whose assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under non-U.S., state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

Comerica has subsidiaries, including insurance company subsidiaries and broker-dealer subsidiaries, that provide services to many employee benefit plans. Comerica and any such direct or indirect subsidiary of Comerica may each be considered a “party in interest” and a “disqualified person” to a large number of plans. The acquisition of offered securities of Comerica by any such plan would be likely to result in a prohibited transaction between the plan and Comerica.

Accordingly, unless otherwise provided in connection with a particular offering of securities, offered securities may not be acquired, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions (“PTCE”) or a similar exemption or exception applies to such acquisition, holding and disposition:

•	PTCE 96-23 for transactions determined by in-house asset managers,

•	PTCE 95-60 for transactions involving insurance company general accounts,

•	PTCE 91-38 for transactions involving bank collective investment funds,

•	PTCE 90-1 for transactions involving insurance company separate accounts,

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers, or

•	Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code for transactions with certain service providers (the “Service Provider Exemption”).

Unless otherwise provided in connection with a particular offering of securities, any purchaser or transferee of the offered securities or any interest therein will be deemed to have represented and warranted to Comerica on each day including the date of its acquisition of the offered securities through and including the date of disposition of such offered securities that either:

(a)	it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not acquiring such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b)

its acquisition, holding and disposition of such securities are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or the Service Provider Exemption; or

(c)

it is a governmental plan (as defined in section 3(32) of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its acquisition, holding and disposition of such securities are not otherwise prohibited.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the acquisition of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above.

The sale of any securities to any plan is in no respect a representation by Comerica or any of its affiliates or representatives that such an investment is appropriate for or meets all relevant legal requirements with respect to investments by plans generally or any particular plan. Please consult the applicable prospectus supplement for further information with respect to a particular offering and, in certain cases, further restrictions on the purchase or transfer of securities.

LEGAL MATTERS

The validity of these securities has been passed upon for Comerica by Mayer Brown LLP, Chicago, Illinois. In connection with particular offerings of the securities in the future, the validity of the securities may be passed upon for Comerica by one of Comerica’s lawyers or other counsel to Comerica named in the applicable prospectus supplement and for underwriters, agents or dealers by Mayer Brown LLP, Chicago, Illinois. From time to time, Mayer Brown LLP has represented Comerica on various matters and may do so in the future.

EXPERTS

The consolidated financial statements of Comerica Incorporated incorporated by reference in Comerica Incorporated’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Comerica Incorporated’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Comerica files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents Comerica files under the Exchange Act is 001-10706. The reports and other information Comerica files with the SEC also are available at Comerica’s website, www.comerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

Comerica is allowed to “incorporate by reference” the information Comerica files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Comerica files subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. Comerica incorporates by reference the documents listed below and any future filings made with the SEC (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the Registration Statement that contains this prospectus and prior to the time that Comerica sells all of the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2022;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•

Current Reports on Form 8-K filed on January  25, 2023, February  28, 2023, April  28, 2023, July  25, 2023, August  11, 2023, November  9, 2023, and January 30, 2024, in each case except any portion of such Current Report that was “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing; and

•

The description of Comerica’s Common Stock contained in the Registration Statement on Form S-4/A filed on April  5, 2011 (Commission File Number 333-172211), as amended by Exhibit 4.2 to Comerica’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including any subsequently filed amendments and reports updating such description.

Upon written or oral request, we will provide — at no cost to the requester — a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing). You may make a request by writing to the following address or calling the following telephone number:

Investor Relations

Comerica Incorporated

Comerica Bank Tower

1717 Main Street

Dallas, Texas 75201

Telephone number: 833-571-0486

Comerica Incorporated

16,000,000 Depositary Shares, Each Representing a 1/40th

Interest in a Share of 6.875% Fixed-Rate Reset

Non-Cumulative Perpetual Preferred Stock, Series B

Joint Book-Running Managers

Morgan Stanley

BofA Securities

J.P. Morgan

RBC Capital Markets

Co-Managers

Comerica Securities

Citigroup

Keefe, Bruyette & Woods

A Stifel Company